                              AMENDED AND RESTATED
                                CREDIT AGREEMENT



                          Dated as of December 21, 1995


                                      among


                      COCA-COLA BOTTLING CO. CONSOLIDATED,



                  THE BANKS NAMED ON THE SIGNATURE PAGES HERETO



                                       and



                               NATIONSBANK, N.A.,
                     as Administrative and Syndication Agent


                                       and


             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                             as Documentation Agent

                      AMENDED AND RESTATED CREDIT AGREEMENT

                       COCA-COLA BOTTLING CO. CONSOLIDATED

                                Table of Contents

                                                                                                               Page

SECTION 1.      DEFINITIONS....................................................................................  3
         1.01.  Certain Definitions.............................................................................  3
         1.02.  Construction.................................................................................... 14
         1.03.  Accounting Principles........................................................................... 15

SECTION 2.      THE LOANS....................................................................................... 17
         2.01.  Revolving Loans................................................................................. 17
         2.02.  Competitive Bid Loans........................................................................... 17
         2.03.  Available Amounts of Loans...................................................................... 23
         2.04.  Borrowing, Repayment and Reborrowing of
                Revolving Loans; Pro Rata Sharing of
                Revolving Loans................................................................................. 23
         2.05.  The Notes....................................................................................... 24
         2.06.  Making of Revolving Loans; Standard Notice...................................................... 25
         2.07.  Facility Fees; Termination or Reduction of
                Commitments..................................................................................... 26
         2.08.  Agent's Fees.................................................................................... 27
         2.09.  Interest Rates; Maturity Periods Etc. for
                Revolving Loans................................................................................. 27
         2.10.  Prepayments..................................................................................... 31
         2.11.  Interest Payment Dates.......................................................................... 32
         2.12.  Pro Rata Treatment and Payments................................................................. 32
         2.13.  Additional Compensation in Certain
                Circumstances................................................................................... 33
         2.14.  Regulation D Costs.............................................................................. 35
         2.15.  Funding by Branch, Subsidiary or Affiliate...................................................... 35
         2.16.  Extension of Expiration Dates................................................................... 36

SECTION 3.  REPRESENTATIONS AND WARRANTIES...................................................................... 37
         3.01.  Financial Condition............................................................................. 37
         3.02.  No Adverse Change............................................................................... 37
         3.03.  Corporate Existence; Compliance with Law........................................................ 37
         3.04.  Corporate Power; Authorization; Enforceable
                Obligations..................................................................................... 38
         3.05.  No Legal Bar.................................................................................... 38
         3.06.  No Material Litigation.......................................................................... 38
         3.07.  No Default...................................................................................... 38
         3.08.  Taxes  ......................................................................................... 39
         3.09.  Subsidiaries.................................................................................... 39
         3.10.  Material Agreements............................................................................. 39
         3.11.  Indebtedness and Contingent Obligations......................................................... 39
         3.12.  Pension-Related Matters......................................................................... 39
         3.13.  Federal Regulations............................................................................. 40
         3.14.  Investment Company Act.......................................................................... 40
         3.15.  Pari Passu Status............................................................................... 40

                                        i





SECTION 4.      CONDITIONS OF EFFECTIVENESS..................................................................... 41
         4.01.  Initial Set of Loans. .......................................................................... 41
         4.02.  Subsequent Loans.  ............................................................................. 42

SECTION 5.      AFFIRMATIVE COVENANTS........................................................................... 44
         5.01.  Financial Statements............................................................................ 44
         5.02.  Certificates; Other Information................................................................. 44
         5.03.  Visitation...................................................................................... 45
         5.04.  Preservation of Existence and Franchises........................................................ 45
         5.05.  Insurance....................................................................................... 45
         5.06.  Maintenance of Properties....................................................................... 45
         5.07.  Payment of Taxes and Other Potential
                Charges and Priority Claims; Payment of
                Other Current Liabilities....................................................................... 46
         5.08.  Continuation of Business........................................................................ 46
         5.09.  Use of Loan Proceeds............................................................................ 46
         5.10.  Notice of Pension-Related Events................................................................ 47
         5.11.  Notices of Events of Default, Levies Etc........................................................ 47

SECTION 6.      NEGATIVE COVENANTS.............................................................................. 49
         6.01.  Financial Maintenance Covenants................................................................. 49
         6.02.  Liens  ......................................................................................... 49
         6.03.  Guarantees...................................................................................... 50
         6.04.  Investments..................................................................................... 50
         6.05.  Dispositions of Assets.......................................................................... 51
         6.06.  Material Agreements............................................................................. 52
         6.07.  Compliance with Federal Reserve Regulations..................................................... 53
         6.08.  Merger ......................................................................................... 53
         6.09.  Fiscal Periods.................................................................................. 53
         6.10.  Indebtedness of Subsidiaries.................................................................... 54

SECTION 7.      DEFAULTS........................................................................................ 55
         7.01.  Events of Default............................................................................... 55
         7.02.  Rights of Set-Off............................................................................... 57

SECTION 8.      THE AGENT....................................................................................... 59
         8.01.  Appointment..................................................................................... 59
         8.02.  Delegation of Duties............................................................................ 59
         8.03.  Nature of Duties; Independent Credit
                Investigation................................................................................... 59
         8.04.  Actions in Discretion of Agent; Instructions
                from Required Banks............................................................................. 59
         8.05.  Exculpatory Provisions.......................................................................... 60
         8.06.  Reimbursement and Indemnification............................................................... 60
         8.07.  Reliance by Agent............................................................................... 60
         8.08.  NationsBank, N.A. in its Individual Capacity.................................................... 61
         8.09.  Holders of Notes................................................................................ 61
         8.10.  Successor Agent................................................................................. 61

SECTION 9.      MISCELLANEOUS................................................................................... 62
         9.01.  Equalization of Banks........................................................................... 62
         9.02.  No Implied Waiver; Cumulative Remedies;
                Writing Required; Attorney's Fees in

                                                        ii



                Certain Circumstances........................................................................... 62
         9.03.  Taxes  ......................................................................................... 62
         9.04.  Modifications, Amendments or Waivers............................................................ 63
         9.05.  Notices......................................................................................... 63
         9.06.  Reimbursement for Certain Expenses.............................................................. 64
         9.07.  Severability.................................................................................... 64
         9.08.  Consent to Jurisdiction; Waiver of Jury Trial................................................... 64
         9.09.  Governing Law................................................................................... 65
         9.10.  Prior Understandings............................................................................ 65
         9.11.  Survival........................................................................................ 65
         9.12.  Binding Effect.  ............................................................................... 65
         9.13.  Assignments and Participations.................................................................. 65
         9.14.  Headings; Table of Contents..................................................................... 67
         9.15.  Counterparts.................................................................................... 68

EXHIBIT A              Applicable Commitment Percentage
EXHIBIT B              Form of Assignment and Acceptance
EXHIBIT C              Form of Note for Revolving Loans
EXHIBIT D              Form of Note for Competitive Bid Loans
EXHIBIT E              Form of Competitive Bid Quote Request
EXHIBIT F              Form of Competitive Bid Quote
EXHIBIT G              Opinion of Counsel
EXHIBIT H              Margin Certificate

SCHEDULE 1             Certain Material Litigation
SCHEDULE 2             Subsidiaries
SCHEDULE 3             Material Agreements
SCHEDULE 4             Material Indebtedness and Contingent Liabilities
SCHEDULE 5             Material Liens
SCHEDULE 6             Existing Subsidiaries Guaranties

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


         THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 21, 1995, by and among COCA-COLA BOTTLING CO. CONSOLIDATED, a Delaware corporation (hereinafter called the "Company"), the banks named on the signature pages hereto and each other bank which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 9.13 hereof (hereinafter each called a "Bank" and collectively the "Banks"), and NATIONSBANK, N.A. (formerly known as NationsBank of North Carolina, National Association), as Administrative and Syndication Agent for the Banks under this Agreement and related documentation (hereinafter in such capacity called the "Agent") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Documentation Agent;

                        W I T N E S S E T H   T H A T :

         WHEREAS, the Company, the Banks signatories thereto, and NationsBank, N.A., acting as agent, entered into a Credit Agreement dated as of March 17, 1992, as amended (the "Prior Agreement") pursuant to which the banks party thereto (the "Prior Lenders") have agreed to make from time to time and have made loans to the Company of up to $170,000,000; and

         WHEREAS, the Company has requested that the Banks agree to amend and restate the Prior Agreement in its entirety as provided herein;

         NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

                            AMENDMENT AND RESTATEMENT

         The Company, the Agent and the Banks hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Prior Agreement shall be and hereby are amended and restated in their entirety by the terms and conditions of this Agreement and the terms and provisions of the Prior
Agreement, except as otherwise provided herein, shall be superseded by this Agreement.

         Notwithstanding the amendment and restatement of the Prior Agreement by this Agreement, the Company shall continue to be liable to the Prior Lenders with respect to agreements on the part of the Company under the Prior Agreement to indemnify and hold harmless the Banks from and against all claims, demands, liabilities, damages, losses, costs, charges and expenses to which the Prior Lenders may be subject arising in connection with the Prior Agreement. This Agreement is given as a substitution of, and not as a payment of, the obligations of Borrower under the Prior Agreement and is not intended to constitute a novation of the Prior Agreement. Upon the effectiveness of this Agreement, all amounts outstanding and owing by Company under the Prior
Agreement as of the Closing Date, as determined by the Banks, shall constitute Loans hereunder.

         SECTION 1.  DEFINITIONS

         1.01. Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

         "Absolute Rate" shall have the meaning assigned to such term in Section 2.02(d)(ii)(D) hereof.

         "Absolute Rate Auction" shall mean a solicitation of Competitive Bid Quotes setting forth Absolute Rates pursuant to Section 2.02 hereof.

         "Absolute Rate Loan" or "Absolute Rate Loans" shall mean any or all Competitive Bid Loans the interest rates of which are determined on the basis of Absolute Rates pursuant to an Absolute Rate Auction.

         "Agreement" shall mean this Amended and Restated Credit Agreement dated as of December 21, 1995 as it may be hereafter further amended in accordance with its terms.

         "Applicable Commitment Percentage" shall mean, for each Bank, with respect to the Loans hereunder, a fraction, the numerator of which shall be the then amount of such Bank's Commitment and the denominator of which shall be the Total Commitment, which Applicable Commitment Percentage for each Bank as of the Effective Date is as set forth in Exhibit A attached hereto and incorporated herein by this reference; provided, that the Applicable Commitment Percentage of each Bank shall be increased or decreased to reflect any assignments to or by such Bank effected in accordance with Section 9.13 hereof.

         "Applicable Margin" means for each LIBOR-Rate Loan the interest on which is computed by reference to the LIBOR-Rate and the Facility Fee, as the case may be, (i) for the period from the Effective Date through the fifth day following the date of receipt by the Agent of a Compliance Certificate in respect of the fiscal period of the Borrower and its Subsidiaries ending December 31, 1995, 22.5 basis points per annum in the case of a LIBOR-Rate Loan and 12.5 basis points in the case of the Facility Fee, and (ii) thereafter that number of basis points per annum set forth below, which shall be (a) determined as of the end of each fiscal quarter of the Company (each a "Determination Date") and furnished to the Agent not later than the time set forth in Section
5.01 hereof (the "Calculation Date") and (c) applicable from the fifth day following the receipt of a Compliance Certificate until the fifth day following receipt of a Compliance Certificate in respect of a subsequent fiscal quarter, based upon the lower Applicable Margin as determined by either (X) Consolidated Funded Indebtedness/Cash Flow Ratio as at the Determination Date for the four-quarter period of the Company ended at the Determination Date or (Y) the highest Debt Rating, as specified below:


                                                                                          Applicable Margin

       Funded Indebtedness/                         Debt Rating
         Cash Flow Ratio               or           S&P/Moody's                  LIBOR-Rate                 Facility Fee
a)     Greater than or                         a)        --             37.5 basis points             25 basis points
       Equal to 5.00 to
       1.00

b)     Less than 5.00 to                       b)     BBB-/Baa3         25                            15
       1.00 but Greater
       than or Equal to
       4.00 to 1.00

c)     Less than 4.00 to                       c)     BBB/Baa2          22.5                          12.5
       1.00 but Greater
       than or Equal to
       3.00 to 1.00

d)     Less than 3.00 to                       d)     BBB+/Baa1         20                            10
       1.00 but Greater
       than or Equal to
       2.00 to 1.00

e)     Less than 2.00 to                       e)     A/A2 or           17                            8
       1.00                                           better


         "Agreement" shall mean this Amended and Restated Credit Agreement as the same may be further amended, modified or supplemented from time to time.

         "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of Exhibit B (with blanks appropriately filled in) delivered in connection with an assignment of a portion of a Bank's interest under this Agreement pursuant to Section 9.13.

         "Business Day" shall mean (i) with respect to the selection of the LIBOR-Rate Option, prepayment of any part of a Set of LIBORRate Loans, determining the first or last day of any LIBOR-Rate Maturity Period, the giving of notices or quotes in connection with a Euro Auction or a payment of principal of or interest on, or the Interest Period for, a Euro-based Loan, a day for dealings in deposits in Dollars by and among banks in the London interbank market and on which commercial banks are open for domestic and international business in Charlotte, North Carolina and New York, New York and (ii) with respect to selection of any other interest rate Option, prepayment of any part of any other Set of Revolving Loans, determining the first or last day of any other Maturity Period, the giving of notices or quotes in connection with a Euro Auction, or a payment of principal of or interest on, or the Interest Period for, a Competitive Bid Loan and in every other context, any day other than a Saturday, Sunday or other day on which banking institutions are authorized or obligated to close in Charlotte, North Carolina or New York, New York.

         "Capitalized Lease" shall mean any lease which, in accordance with GAAP, is required to be capitalized on the balance sheet of the lessee, and "Capitalized Lease Obligations" of any person shall mean the aggregate amount which, in accordance with GAAP, is required to be reported as a liability on the balance sheet of such person as lessee under a Capitalized Lease.

         "Cash Flow/Fixed Charges Ratio" shall mean, in respect of any period, the ratio of the amount of Consolidated Cash Flow for the four most recent fiscal quarters of the Company to Consolidated Fixed Charges for the same period.

         "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

         "Commitment"  shall have the  meaning  assigned to that term in Section
2.01 hereof.

         "Competitive  Bid Borrowing"  has the meaning  assigned to such term in
Section 2.02(b) hereof.

         "Competitive Bid Loan" or "Competitive Bid Loans" means any or all of the Loans described in Section 2.02 hereof.

         "Competitive Bid Maturity Date" shall have the meaning assigned to such term in Section 2.02(j) hereof.

         "Competitive Bid Notes" means, collectively, the promissory notes of the Company with respect to Competitive Bid Loans provided for by Section 2.02 hereof executed and delivered to the Banks as provided in Section 2.04(c) substantially in the form attached hereto as Exhibit C and incorporated herein by reference, with appropriate insertions as to dates and names of Banks, and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be amended, modified or supplemented and in effect from time to time.

         "Competitive Bid Quote" means an offer in accordance with Section 2.02(d) hereof by a Bank to make a Competitive Bid Loan with one single specified interest rate.

         "Competitive Bid Quote Request" has the meaning assigned to such term in Section 2.02(b) hereof.

         "Compliance Certificate" means a certificate in the form of Exhibit H attached hereto.

         "Consolidated Cash Flow" shall mean Consolidated Operating Income for the applicable period plus any amounts deducted for depreciation, amortization, operating lease expense, and discounts in time drafts or commercial paper created under the accounts receivable sales program in determining Consolidated Operating Income.

         "Consolidated Fixed Charges" shall mean, in respect of any period, the sum of (i) Consolidated Net Interest Expense for such period, (ii) the amount of obligations of the Company and its Consolidated Subsidiaries as Lessees, on leases other than Capitalized Leases, accrued during such period, (iii) payments made or required to be made by the Company and its Consolidated Subsidiaries during such period under agreements providing for or containing covenants not to compete and (iv) the amount of discount on time drafts or commercial paper created under the accounts receivable sales program accrued during such period.

         "Consolidated Funded Indebtedness" shall mean all Funded Indebtedness of the Company and its Consolidated Subsidiaries, determined and consolidated in accordance with GAAP.

         "Consolidated Funded Indebtedness/Cash Flow Ratio" shall mean, in respect of any period, the ratio of (a) the aggregate amount of (i) Consolidated Funded Indebtedness and (ii) fifty percent (50%) of every Contingent Obligation of the Company and its Consolidated Subsidiaries, determined and consolidated in accordance with GAAP and (iii) 50% of the greater of (x) the amount on the books of the Company and its Consolidated Subsidiaries reflecting NonConvertible Preferred Stock, Series A, $100 par value, of the Company and its Consolidated Subsidiaries and (y) the maximum aggregate amount of obligations of the Company and its Consolidated Subsidiaries, whether contingent or otherwise, to repurchase,  redeem  or  otherwise  acquire,  at  the  time  of  calculation  or thereafter, such Non-Convertible Preferred Stock Series A of the Company or a Consolidated Subsidiary, in the case of (i), (ii) and (iii), as of the last day of said period to (b) the aggregate amount of (i) the Consolidated Cash Flow and
(ii) Acquisition Cash Flow for said period. For all purposes hereof, the Funded Indebtedness/Cash Flow Ratio shall be calculated for a period of four consecutive fiscal quarters of the Company ending with the fiscal quarter which was at the time in question most recently completed.

         "Consolidated Net Income" shall mean, in respect of any period, the net income of the Company and its Consolidated Subsidiaries (after taxes) for such period, determined and consolidated in accordance with GAAP.


         "Consolidated  Net  Interest  Expense"  shall  mean the  aggregate  net obligations for interest payments of the Company and its Consolidated Subsidiaries, determined and consolidated in accordance with GAAP, excluding, however, such amounts as arise from the amortization of capitalized interest, discount and fees reflected as an asset on the Company's books and records on the Effective Date.

         "Consolidated Net Sales" shall mean, in respect of any period, the net sales of the Company and its Consolidated Subsidiaries for such period, determined and consolidated in accordance with GAAP.

         "Consolidated Operating Income" shall mean the net income of the Company and its Consolidated Subsidiaries, before any deduction in respect of interest or taxes, determined and consolidated in accordance with GAAP, excluding, however, extraordinary items in accordance with GAAP (which shall include without limitation, in any event, any income, net of expenses, or loss realized by the Company or any Consolidated Subsidiary from any sale of assets outside the ordinary course of business, whether tangible or intangible, including franchise territories and securities).

         "Consolidated Subsidiaries" at any particular time shall mean those Subsidiaries whose accounts are or should be consolidated with those of the Company at such time in accordance with GAAP.

         "Contingent Obligation" shall mean, as to any person, any obligation of such person guaranteeing, assuming or endorsing any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other person (the "primary obligor") in any manner, whether directly or indirectly, including without limitation any obligation of such person, whether or not contingent, to advance funds for the purchase or payment of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor and including 50% of any take or pay contract; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or a percentage thereof, if applicable) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

         "Contractual Obligation" shall mean, as to any person, any provision of any security issued by such person or of any agreement, instrument or undertaking to which such person is a party or by which it or any of its property is bound.

         "Controlled Group Member" means each trade or business (whether or not incorporated) which together with the Company is treated as a single employer under Section 4001(b)(1) of ERISA.

         "Corresponding Source of Funds" shall mean in the case of any LIBOR-Rate Loan, the proceeds of hypothetical receipts by a Notional LIBOR-Rate Funding Office or by a Bank through a Notional LIBOR-Rate Funding Office of one or more Dollar deposits in the interbank eurodollar market at the beginning of the LIBOR-Rate Maturity Period corresponding to such LIBOR-Rate Loan, having maturities approximately equal to such LIBOR-Rate Maturity Period and in an aggregate amount approximately equal to the principal amount of such LIBOR-Rate Loan.

         "Debt Rating" means the rating assigned from time to time by either S&P or Moody's with respect to Funded Indebtedness of the Company.

         "Dollar", "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

         "Effective Date" shall mean the earliest date on which this Agreement shall have been executed and delivered by the Company and the Agent and the Agent shall have been notified by each Bank that such Bank has executed and delivered this Agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

         "EURO Auction" shall mean a solicitation of Competitive Bid Quotes setting forth EURO-based Margins based on the EURO-Rate pursuant to Section 2.02 hereof.

         "EURO-based Loans" shall mean Competitive Bid Loans the interest rates of which are determined on the basis of the EURORate pursuant to a EURO Auction.

         "EURO-based  Margin"  shall have the  meaning  assigned to such term in
Section 2.02(d)(ii)(C) hereof.

         "EURO-Rate" for any date, as used herein, shall mean with respect to each proposed EURO-based Loan a rate of interest (which shall be the same for each day in the applicable Interest Period) equal to a rate determined on the basis of the offered rates for deposits in Dollars, for a period equal to such Interest Period, commencing on the first day thereof, which determination shall be based on the British Bankers Association interest settlement rates as generally found on page 3750 of the Telerate News Service as of 11:00 a.m., London time, two Business Days prior to the first day of such Interest Period.

         "Event of Default" shall mean any of the Events of Default described in
Section 7.01 hereof.

         "Facility Fee" shall have the meaning assigned to such term in Section 2.07(a) hereof.

         "Federal Funds Effective Rate" for any day, as used herein, shall mean the rate per annum (rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

         "Financial  Provisions" shall have the meaning assigned to such term in
Section 1.03(c) hereof.

         "Funded Indebtedness" of a person shall mean all liabilities of such person incurred in respect of borrowed money or commercial paper, of any maturity, plus other Indebtedness (including the current portion thereof) of such person which would be classified in whole or part as a long-term liability of such person in accordance with GAAP, and shall in any event include (i) any Indebtedness having a final maturity more than one year from the date of creation of such Indebtedness and (ii) any Indebtedness, regardless of its term, which is renewable or extendable by such person (pursuant to the terms thereof or pursuant to a revolving credit or similar agreement or otherwise) to a date more than one year from the date of creation of such Indebtedness or any date of determination of Funded Indebtedness.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as such principles shall be in effect at the time of the computation or determination or as of the date of the relevant financial statements (the "Relevant Date"), subject to Section 1.03 hereof, applied both to classification of items and amounts.

         "Indebtedness" of a person shall mean:

                  (i) all indebtedness or liability for or on account of money borrowed by, or credit extended to or on behalf of, or for or on account of deposits with or advances to, such person;

             (ii) all obligations of such person evidenced by bonds, debentures, notes or similar instruments;

            (iii) any amount secured by a Lien on property owned by such person and Capitalized Lease Obligations of such person (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property); and

             (iv) the aggregate amount which, in accordance with GAAP, is required to be reported as a liability on the balance sheet of such person under a product financing or similar arrangement pursuant to paragraph 8 of AICPA Statement of Accounting Standards No. 49 or any similar requirement of GAAP.

         "Indebtedness/Cash Flow Ratio" shall mean in respect of any period, the ratio of the amount of the Consolidated Indebtedness as of the last day of said period to the amount of the Consolidated Cash Flow for said period. For all purposes hereof the Indebtedness/Cash Flow Ratio shall be calculated for a period of four consecutive fiscal quarters of the Company ending with the fiscal quarter which was at the time in question most recently completed.

         "Interest Period" shall mean with respect to any Competitive Bid Loan, the period commencing on the date such Competitive Bid Loan is made and ending 7, 14, 30, 60, 90 or 180 days thereafter, as the Company may specify in the related Competitive Bid Loan Quote Request as provided in Section 2.02(b) hereof, provided that:

                  (i) no Interest Period may end after the Revolving Expiration Date;

             (ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day or, in the case of an Interest Period for a EURO-based Loan, if such next succeeding Business Day falls in the next succeeding calendar month, then such Interest Period shall end on the next preceding Business Day; and

            (iii) notwithstanding clauses (i) and (ii) above, no Interest Period for any Competitive Bid Loan shall have a duration of less than 7 days and, if the Interest Period for any Competitive Bid Loan would otherwise be a shorter period, such Competitive Bid Loan shall not be available hereunder.

         "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

         "LIBOR-Rate" and "LIBOR-Rate Option" shall have the meanings assigned to those terms in subsection 2.09(a)(iii) hereof.

         "LIBOR-Rate Loan" shall mean a Loan bearing interest under or by reference to the LIBOR-Rate Option.

         "LIBOR-Rate Maturity Period" shall have the meaning assigned to that term in Section 2.09(b) hereof.

         "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, any assignment, deposit arrangement or lease intended as, or having the effect of, security.

         "Loan" or "Loans" shall mean any or all Revolving Loans or Competitive Bid Loans made by one or more of the Banks to the Company under this Agreement, as required by the context.

         "Material  Agreements"  shall have the meaning assigned to that term in
Section 3.10 hereof.

         "Material Subsidiary" shall mean a Subsidiary of the Company which (i) owns, leases or occupies any building, structure or other facility used primarily for the bottling, canning or packaging of soft drinks or soft drink products or warehousing and distributing of such products, other than any such building, structure or other facility or portion thereof, which, in the reasonable opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its Subsidiaries as an entirety, or (ii) is a party to any contract with respect to the bottling, canning, packaging or distribution of soft drinks or soft drink products, other than any such contract which in the reasonable opinion of the Board of Directors of the Company is not of material importance to the total business conducted by the Company and its Subsidiaries as an entirety, and in any event includes each of the Subsidiaries indicated as Material Subsidiaries listed in Schedule 2 as of the date hereof.

         "Maturity Date" shall mean any of the Revolving Loan Maturity Date and the Competitive Bid Maturity Date.

         "Month", with respect to a LIBOR-Rate Maturity Period, means the interval between the days in consecutive calendar months numerically corresponding to the first day of such Maturity Period. The last Business Day of a calendar month shall be deemed to be such numerically corresponding day for such calendar month if there is no such numerically corresponding day in such calendar month or if the first day of such LIBOR-Rate Maturity Period is the last Business Day of a calendar month.

         "Moody's"   means   Moody's   Investors   Service,   Inc.,  a  Delaware
corporation.

         "Multiemployer Plan" means any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Company or any Controlled Group Member has or had an obligation to contribute.

         "Note" or "Notes" shall mean a Revolving Note, a Competitive Bid Note, or all of the Revolving Notes and Competitive Bid Notes, as the case may be, of the Company executed and delivered under this Agreement as required by Section 2.04 hereof, or any promissory note executed and delivered pursuant to Section 2.15 or Section 9.13 hereof, together with all extensions, renewals, refinancings or refundings of any thereof in whole or in part.

         "Notional LIBOR-Rate Funding Office" shall have the meaning given to that term in Section 2.15(a) hereof.

         "Office", when used in reference to the Agent, shall mean its office located at NationsBank Plaza, Charlotte, North Carolina 28255, or such other office or offices of the Agent as may be designated in writing from time to time by the Agent to the
Company.

         "Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

         "Option" shall mean the Prime Rate Option or the LIBOR-Rate Option, as the case may be.

         "PBGC" means the Pension Benefit Guaranty Corporation established under
Title  IV  of  ERISA  or  any   other   governmental   agency,   department   or
instrumentality succeeding to the functions of said corporation.

         "Person" shall mean an individual, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), governmental authority or agency, or any other entity.

         "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) to which Section 4021 of ERISA applies and (i) which is maintained for employees of the Company or any Controlled Group Member or (ii) to which the Company or any Controlled Group Member made, or was required to make, contributions at any time within the preceding five years.

         "Potential Default" shall mean any event or condition which with notice, passage of time or a determination by the Required Banks, or any combination of the foregoing, would constitute an Event of Default.

         "Prime Rate" and "Prime Rate Option" shall have the meanings assigned to those terms in subsection 2.09(a)(i) hereof.

         "Prime Rate Maturity Period" shall have the meaning assigned to that term in Section 2.09(b) hereof.

         "Prime Rate Loan" shall mean a Revolving Loan bearing interest under or by reference to the Prime Rate Option.

         "Relevant Date" shall have the meaning assigned to such term in the definition of GAAP.

         "Reportable Event" means (i) a reportable event described in Section 4043 of ERISA and regulations thereunder, (ii) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in Section 4063(b) of ERISA, or (iii) a cessation of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in Section 4068(f) of ERISA.

         "Required Banks" shall mean, at any particular date, the holders of at least 51% of the aggregate unpaid principal amount of the Revolving Notes at such date (or if no such amount is outstanding, Banks whose Commitments aggregate at least 51% of the Total Commitments at such date).

         "Responsible Officer" shall mean the President, the Controller, the Treasurer or the Chief Financial Officer of the Company.

         "Revolving Expiration Date" shall mean December 31, 2000 or such later date as may be established as the Revolving Expiration Date pursuant to Section
2.16 hereof.

         "Revolving Loan" or "Revolving Loans" shall mean any or all Loans provided for in Section 2.01 hereof.

         "Revolving Loan Maturity Date" shall have the meaning assigned to such terms in Section 2.09(b) hereof.

         "Revolving Maturity Period" shall have the meaning assigned to that term in Section 2.09(b) hereof.

         "Revolving Notes" means, collectively, the promissory notes of the Company with respect to Revolving Loans provided for in Section 2.01 hereof executed and delivered to the Banks as provided in Section 2.04(a) substantially in the form attached hereto as Exhibit D and incorporated herein by reference, with appropriate insertions as to dates and names of Banks, and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be amended, modified or supplemented and in effect from time to time.

         "Rollover Loan" shall mean a Loan made on the Maturity Date of a preceding Loan to refund in whole or in part the principal amount of such preceding Loan then outstanding.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. or any successor to the rating business thereof.

         "Set" of Revolving Loans shall mean all of the Revolving Loans made hereunder by the Banks at any one time. All Revolving Loans included in each Set of Revolving Loans shall bear interest by reference to the same Option and shall mature on the same Revolving Loan Maturity Date.

         "Standard Notice" shall mean an irrevocable notice provided to the Agent in accordance with Section 9.05 hereof on a Business Day which is

                  (i) not later than the Business Day on which funds are to be disbursed or a prepayment made in the case of the selection of the Prime Rate Option or the prepayment of any part of any Prime Rate Loan; and

                  (ii) at least three Business Days in advance in the case of the selection of the LIBOR-Rate Option or the prepayment of any LIBOR-Rate Loan.

Standard Notice must be provided no later than 9:30 o'clock a.m., Charlotte, North Carolina time, on the last day permitted for such notice.

         "Subsidiary" of the Company shall mean (i) any corporation of which a majority (by number of shares or number of votes) of any class of outstanding capital stock normally entitled to vote for the election of one or more directors (regardless of any contingency which may suspend or dilute the voting rights of such class) is owned directly or indirectly by the Company or one or more Subsidiaries and (ii) any limited liability company of which the members consist solely of the Company or Subsidiaries.

         "Total Commitment" means the sum of the Commitments of all Banks, which sum shall not exceed $170,000,000 and may be (i) increased as provided in 2.07(b) and (ii) reduced from time to time pursuant to 2.07(c) hereof.

         1.02.  Construction.

                  (a) Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole and "or" has the inclusive meaning represented by the phrase "and/or". References in this Agreement to "determination" by a person include good faith estimates by such person (in the case of quantitative determinations) and good faith beliefs by such person (in the case of qualitative determinations). The words "hereof", "herein", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

                  (b) As used herein and in the Notes or any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in Section
         1.01 (or if partly defined in Section 1.01, to the extent not defined) shall have the respective meanings given to them under GAAP.

         1.03.  Accounting Principles.

                  (a) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

                  (b) If any change in GAAP after the date of this Agreement is or shall be required to be applied to transactions then or thereafter in existence, and a violation of one or more provisions of this Agreement shall have occurred or in the opinion of the Company would likely occur which would not have occurred or be likely to occur if no change in accounting principles had taken place,

                            (i) The parties agree that such violation  shall not
                  be considered to constitute an Event of Default or a Potential Default for a period of 30 days from the date the Company notifies the Banks of the application of this subsection 1.03(b);

                            (ii) The parties agree in such event to negotiate in
                  good faith to attempt to draft an amendment of this Agreement which shall approximate to the extent possible the economic effect of the original financial covenants after taking into account such change in GAAP; and

                            (iii) If the parties are unable to negotiate such an
                  amendment within 30 days of such notice by the Company, the Company shall have the option of submitting the drafting of such an amendment to a firm of independent certified public accountants of nationally recognized standing acceptable to the parties, which shall complete its draft of such amendment within 90 days of submission; if the Company and the Required Banks cannot agree, the firm shall be selected by binding arbitration in the City of Charlotte, North Carolina in accordance with the rules then in effect of the American Arbitration Association. If the Company does not exercise such option within said period, then as used in this Agreement, "GAAP" shall mean generally accepted accounting principles in effect at the Relevant Date. The parties agree that if the Company elects the option set forth in this paragraph (iii) of subsection 1.03(b), until such firm has been selected and completes drafting such amendment, no such violation shall constitute an Event of Default or a Potential Default.

                  (c) If any change in GAAP after the date of this Agreement is required to be applied to transactions or conditions then or thereafter in existence, and the Required Banks shall assert that the effect of such change is or shall likely be to distort materially the effect of any of the definitions of financial terms in Section 1.01 hereof or any of the covenants of the Company in Section 6 hereof (the "Financial Provisions"), so that the intended economic effect of any of the Financial Provisions will not in fact be accomplished,

                           (i) The Agent shall notify the Company of such assertion, specifying the change in GAAP which is objected to, and until otherwise determined as provided below, the specified change in GAAP shall not be made by the Company in its financial statements for the purpose of applying the Financial Provisions; and

                  (ii) The parties shall follow the procedures set forth in paragraph (ii) and the first sentence of paragraph (iii) of subsection (b) of this Section 1.03. If the parties are unable to agree on an amendment as provided in said paragraph (ii) and if the Company does not exercise the option set forth in the first sentence of said paragraph (iii) within the specified period, then as used in this Agreement "GAAP" shall mean generally accepted accounting principles in effect at the Relevant Date, except that the specified change in GAAP which is objected to by the Required Banks shall not be made in applying the Financial Provisions. The parties agree that if the Company elects the option in the first sentence of said paragraph (iii), until such independent firm has been selected and completes drafting such amendment, the specified change in GAAP shall not be made in applying the Financial Provisions.

                  (d) All expenses of compliance with this Section 1.03 shall be paid for by the Company.

         SECTION 2.  THE LOANS

         2.01. Revolving Loans. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Bank severally agrees (such agreement being herein called such Bank's "Commitment") to make Revolving Loans, some of which may be Rollover Loans, to the Company at any time or from time to time on or after the Effective Date and prior to the Revolving Expiration Date in an aggregate principal amount not exceeding at any time outstanding such Bank's Applicable Commitment Percentage of the Total Commitment. The amount, designated as the "Original Commitment Amount", of each Bank's Commitment as of the Effective Date is set opposite such Bank's signature to this Agreement.

         2.02.  Competitive Bid Loans.

                  (a) Making of Competitive Bid Loans. In addition to Revolving Loans, the Company may, as set forth in this Section 2.02, request the Banks to make offers to make one or more Competitive Bid Loans to the Company at any time or from time to time on or after the Effective Date and prior to the Revolving Expiration Date. Each Bank may, but shall have no obligation to, make one or more such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.02. Competitive Bid Loans may be Absolute Rate Loans or EURO-based Loans (each a "type" of Competitive Bid Loan), provided that the aggregate principal amount of all Competitive Bid Loans at any one time outstanding shall not exceed the Total Commitment and shall be in accordance with Section 2.03 hereof.

                  (b) Competitive Bid Quote Requests. When the Company wishes to request offers to make Competitive Bid Loans under this Section 2.02, it shall transmit to the Agent by telex or telecopy, at its Office, notice (a "Competitive Bid Quote Request") so as to be received no later than 11:00 a.m. Charlotte, North Carolina time on (x) the fourth Business Day prior to the date of borrowing proposed therein, in the case of a LIBOR Auction or (y) the Business Day next preceding the date of borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time on such date prior to 3:00 p.m. as the Company and Agent may agree). The Company may request offers to make Competitive Bid Loans for up to three different Interest Periods in a single notice; provided that the request for each separate Interest Period shall be deemed to be a separate Competitive Bid Quote Request for a separate borrowing (a "Competitive Bid Borrowing"). Each such notice shall be substantially in the form of Exhibit E hereto and in any case shall specify as to each Competitive Bid Borrowing:

                           (i) the proposed date of such Competitive Bid Borrowing, which shall be a Business Day;

                      (ii) the aggregate amount of such Competitive Bid Borrowing, which shall be at least $10,00,000 (or a higher integral multiple of $1,000,000) but shall not cause the limits specified in Section 2.03 hereof to be violated;

                     (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of "Interest Period" (including without limitation that no such Interest Period shall end after the Revolving Expiration
                  Date); and

                      (iv) whether the Competitive  Bid Quotes  requested are to set forth a EURO-based Margin or an Absolute Rate. No Competitive Bid Quote Request shall be given within four Business Days of any other Competitive Bid Quote Request requesting a EURO Auction or within one Business Day of any other Competitive Bid Quote Request requesting an Absolute Rate Auction (or such other number of days as the Company and Agent may agree).

                  (c) Invitation for Competitive Bid Quotes. Not later than 3:00 p.m. Charlotte, North Carolina time on the date of receipt of a Competitive Bid Quote Request, the Agent shall transmit to the Banks by telex or telecopy notice of such request, which notice shall constitute an invitation by the Company to each Bank to submit Competitive Bid Quotes offering to make Competitive Bid Loans in accordance with such Competitive Bid Quote Request.

                  (d)      Submission and Contents of Competitive Bid Quotes.

                  (i) Each Bank may submit one or more  Competitive  Bid Quotes, each containing an offer to make a Competitive Bid Loan in response to any Competitive Bid Quote Request; provided that, if the Company's request under Section 2.02(b) hereof specifies more than one Interest Period, such Bank may make a single submission containing one or more Competitive Bid
                  Quotes for each such Interest Period. Each Competitive Bid Quote must comply with the requirements of this Section 2.02(d) and must be submitted to the Agent by telex or telecopy at its Office not later than (x) 12:00 Noon Charlotte, North Carolina time on the third Business Day prior to the proposed date of borrowing, in the case of a EURO Auction or (y) 10:00 a.m. Charlotte, North Carolina time on the proposed date of borrowing, in the case of an Absolute Rate Auction (or, in either case upon reasonable notice to the Banks, such other time and date as the Company and the Agent may agree); provided that any Competitive Bid

                  Quote submitted by the Agent (or an affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent (or such affiliate) notifies the Company of the terms of the offer or offers contained therein not later than (x) 11:30 a.m. Charlotte, North Carolina time on the third Business Day prior to the proposed date of borrowing, in the case of a EURO Auction or (y) 9:30 a.m.
                  Charlotte, North Carolina time on the proposed date of borrowing, in the case of an Absolute Rate Auction. Subject to Sections 2.13, 3, 4.01, 4.03, 6 and 7, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Company.

                      (ii) Each  Competitive Bid Quote shall be substantially in the form of Exhibit F hereto and shall in any case specify:

                                     (A) the proposed  date of borrowing and the
                           Interest Period therefor;

                                    (B) the principal  amount of the Competitive
                           Bid Loan for which each such offer is being made, which principal amount shall be at least $5,000,000 or a higher integral multiple of $1,000,000; provided that the aggregate principal amount of all
                           Competitive Bid Loans for which a Bank submits Competitive Bid Quotes (x) may be greater than, less than or equal to the Commitment of such Bank but (y) may not exceed the principal amount of the Competitive Bid Borrowing for which offers were requested in the related Competitive Bid Quote Request;

                                    (C)  in the  case  of a  EURO  Auction,  the
                           margin above (or, if a negative margin is offered, below) the applicable LIBOR-Rate (the "EURO-based Margin") offered for each such Competitive Bid Loan, expressed as a percentage (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) to be added to the applicable EURO-Rate;

                                    (D) in the case of an Absolute Rate Auction,
                           the rate of interest per annum, calculated on the basis of a 360-day year (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) (the "Absolute Rate") offered for each such Facility B Loan; and

                                    (E)     the identity of the quoting Bank.

                           (iii) No Competitive Bid Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Competitive Bid Quote Request and, in particular, no Competitive Bid Quote may be conditioned upon acceptance by the Company of all (or some specified minimum) of the principal amount of the Competitive Bid Loan for which such Competitive Bid Quote is being made, and the Agent shall disregard any Competitive Bid Quote that contains such language or terms or conditions or that arrives at the Agent's Office after the time set forth for submission of Competitive Bid Quotes in Section 2.02(d)(i) hereof.

                  (e) Notice to the Company. The Agent shall (x) in the case of a EURO Auction, by 1:00 p.m. Charlotte, North Carolina time on the day (which shall be a Business Day) a Competitive Bid Quote is submitted or
         (y) in the case of an Absolute Rate Auction, by 10:30 a.m. Charlotte, North Carolina time on the day (which shall be a Business Day) a Competitive Bid Quote is submitted, notify the Company by telex or telecopy of the terms (i) of any Competitive Bid Quote submitted by a Bank that is in accordance with Section 2.02(d) hereof and (ii) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Bank with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Agent unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Loan for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request, (B) the respective principal amounts and LIBOR-Rate Margins or Absolute Rates, as the case may be, so offered by each Bank, identifying the Bank that made each Competitive Bid Quote and (C) if the Agent is notifying the Company of more than one Competitive Bid Quote for a single Interest Period, the Agent shall arrange the Competitive Bid Quotes in ascending yield order.

                  (f) Acceptance and Notice by the Company. Not later than (x) 1:30 p.m. Charlotte, North Carolina time on the third Business Day prior to the proposed date of the borrowing, in the case of a LIBOR Auction or (y) 10:45 a.m. Charlotte, North Carolina time the proposed date of the borrowing, in the case of an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Banks, such other time and date as the Company and the Agent may agree), the Company shall notify the Agent by telex or telecopy at its Office of its acceptance or nonacceptance of the offers so notified to it pursuant to
                  Section 2.02(e) hereof (and the failure of the Company to give such notice by such time shall constitute nonacceptance) and the Agent shall promptly notify each affected Bank in accordance with Section 2.02(h) hereof. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Company may accept any Competitive Bid Quote in whole or in part (provided that any Competitive Bid Quote accepted in part shall be at least $5,000,000 or a higher integral multiple of $1,000,000); provided that:

                      (i) the aggregate principal amount of each Competitive Bid
                  Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

                      (ii) the aggregate  principal  amount of each  Competitive
                  Bid Borrowing shall be at least $10,000,000 (or a higher integral multiple of $1,000,000) but shall not cause the limits specified in Section 2.03 hereof to be violated;

                      (iii) acceptance of offers may be made only in ascending order of EURO-based Margins or Absolute Rates, as the case may be; and

                      (iv) the  Company may not accept any offer where the Agent has advised  the Company  that such offer fails to comply with
                  Section 2.02(d)(ii) hereof or otherwise fails to comply with the requirements of this Agreement (including, without limitation, Section 2.03 hereof).

                  (g) Allocation by Agent. If offers are made by two or more Banks with the same EURO-based Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in such multiples, not less than $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amount of such offers. If two or more such offers cannot be allocated evenly within the limits set forth in the immediately preceding sentence, the Agent shall have discretion to allocate a larger share of such Competitive Bid Loans to one or more of the successful Banks and in making such allocation shall use reasonable efforts to take into account previous allocations of unequal shares to one or more of such Banks in connection with other Competitive Bid Loans. Determinations by the Agent of the amounts of Competitive Bid Loans to be allocated to each such Bank shall be conclusive absent manifest error.

                  (h) Notice to Banks. On the date the Company notifies the Agent of its acceptance of one or more of the offers made by any Bank or Banks pursuant to Section 2.02(f) hereof, the Agent shall (x) not later than 4:00 p.m. Charlotte, North Carolina time on such date, in the case of a EURO Auction or

         (y) as promptly as practicable on such date, in the case of an Absolute Rate Auction notify each Bank which has made an offer (i) of the aggregate amount of each Competitive Bid Borrowing with respect to which the Company accepted one or more offers and such Bank's share of such Competitive Bid Borrowing or (ii) that the Company accepted no offers, such notice to be by telex or telecopy.

                  (i) Funding of Competitive Bid Loans. Any Bank whose offer to make any Competitive Bid Loan has been accepted shall, not later than 1:00 p.m. Charlotte, North Carolina time on the date specified in the related Competitive Bid Quote Request for the making of such
         Competitive Bid Loan, make the amount of such Competitive Bid Loan available to the Company at the Agent's Office in immediately available funds. If any Bank makes a new Competitive Bid Loan hereunder on a day on which the Company is to repay all or any part of an outstanding Competitive Bid Loan from such Bank, such Bank shall apply the proceeds of its new Competitive Bid Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Company as provided by this Section 2.02(i), or remitted by the Company to the Agent as provided in Section 2.12 hereof, as the case may be.

                  (j) Competitive Bid Maturity Dates. The principal amount of each Competitive Bid Loan shall be due and payable on the last day of the applicable Interest Period specified in the related Competitive Bid Quote Request (the "Competitive Bid Maturity Date").

                  (k) Competitive Bid Interest Payment Dates. Interest on each Competitive Bid Loan shall be due and payable on the Competitive Bid Maturity Date thereof and thereafter on demand at the rates provided for in Section 2.02(o).

                  (l) No Reduction of Commitment. The amount of any Competitive Bid Loan made by any Bank shall neither constitute a utilization of, nor reduce, such Bank's Commitment, except by application of Section 2.03 hereof.

         (m) Register. The Agent shall maintain a register for the recordation of the names and addresses of Banks that have made Competitive Bid Loans and the principal amount of the Competitive Bid Loans owing to each Bank from time to time together with the Competitive Bid Maturity Dates and interest rates applicable to each such Competitive Bid Loan, and other terms applicable thereto (the "Register"). The entries in the Register shall be prima facie evidence with respect to the entries therein. The Register shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (n) Interest Rates for Competitive Bid Loans. The outstanding principal amount of each Competitive Bid Loan shall bear interest for each day until due at the following rate or rates per annum:

                           (i) For each EURO-based  Loan, a rate per annum equal
                  to the EURO Rate applicable to the Interest Period therefor plus the EURO-based Margin quoted by the Bank making such Loan in the related Competitive Bid Quote submitted in accordance with Section 2.02(d) hereof; and

                      (ii) For each  Absolute  Rate Loan, a rate per annum equal to the Absolute Rate quoted by the Bank making such Loan in the related Competitive Bid Quote submitted in accordance with
                  Section 2.02(d) hereof.

                  (o) Interest After Maturity for Competitive Bid Loans. After the principal amount of any Competitive Bid Loan shall have become due (by acceleration or otherwise), such Loan shall bear interest for each day until paid (before and after judgment) (i) until the Competitive Bid Maturity Date of the applicable Interest Period of such Loan, at a rate per annum 1% above the rate otherwise applicable to such Loan and
         (ii) thereafter the greater of (x) 1% above the Prime Rate on the day such Loan became due and (y) 1% above the current Prime Rate from time to time, such interest rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate.

                  (p) Computation of Interest on Competitive Bid Loans. Interest on Competitive Bid Loans hereunder hall be computed on the basis of a year of 360 days and actual days elapsed.

         2.03. Available Amounts of Loans. The aggregate amount of Loans at any one time outstanding shall not exceed the Total Commitment. No Loan shall be made or requested hereunder if the making of such Loan would cause the aggregate principal amount of all Loans outstanding hereunder to exceed the Total Commitment. Reference is made to Section 6.01(c) with respect to available amounts of Loans.

         2.04. Borrowing, Repayment and Reborrowing of Revolving Loans; Pro Rata Sharing of Revolving Loans. Within the aforesaid limits of time and amount set forth in Sections 2.01 and 2.03, and subject to Section 2.07(b) hereof (with respect to termination or reduction of the Commitments) and all other applicable provisions of this Agreement, the Company may borrow, repay and reborrow Revolving Loans hereunder on and after the Effective Date and prior to the Revolving Expiration Date. Each Bank shall be obligated to advance its Applicable Commitment Percentage of each Set of Revolving Loans hereunder, but the aggregate principal amount of each Bank's Revolving Loans hereunder shall never exceed the amount of its Applicable Commitment Percentage of the Total Commitment.

         2.05.  The Notes.

                  (a) The obligation of the Company to repay the unpaid principal amount of the Revolving Loans made by each Bank and to pay interest thereon shall be evidenced by a single promissory note of the Company (a "Revolving Note") in substantially the form attached hereto as Exhibit D, with the blanks appropriately filled. Each such Revolving Note shall be dated as of the date of this Agreement, shall bear interest as specified pursuant to Section 2.09(a) or as otherwise provided herein, and shall be payable to the order of the Bank named as payee therein in a face amount equal to the Dollar amount of such Bank's Applicable Commitment Percentage as set forth opposite its signature hereto. The Revolving Notes shall be delivered by the Company to the Agent at or prior to the closing of the first Set of Revolving Loans to be made hereunder on or after Effective Date and the Agent shall promptly forward such Revolving Notes to the respective Banks. Each Bank which is a party to the Prior
Agreement, upon such receipt of its Revolving Note from the Agent, shall promptly deliver to the Agent the Revolving Note previously delivered by the Company pursuant to the Prior Agreement and the Agent shall promptly forward the same to the Company.

                  (b) The outstanding principal amount of each Revolving Loan evidenced by each Revolving Note from time to time, the Revolving Loan Maturity Date of such Revolving Loan and the rate of interest and the amount of accrued and unpaid interest payable in respect thereof shall be determined from the records of the Agent, which shall be conclusive absent manifest error. In the event the holder of a Revolving Note shall assign said Revolving Note, it shall attach thereto a schedule, which shall be verified by the Agent, setting forth the then outstanding principal amount of each Revolving Loan evidenced by such Revolving Note and the Revolving Loan Maturity Date thereof.

                  (c) The obligation of the Company to repay the unpaid principal amount of any Competitive Bid Loans made by any Bank and to pay interest thereon shall be evidenced by a single promissory note of the Company (a "Competitive Bid Note") in substantially the form attached hereto as Exhibit C, with the blanks appropriately filled. The Competitive Bid Loan Note payable to each Bank shall be dated as of the date of this Agreement, shall bear interest as provided in Section 2.02(n) or as otherwise provided herein, and shall be payable to the order of the Bank named as payee therein in a face amount equal to the Total Commitment. The Competitive Bid Loan Note for each Bank shall be delivered by the Company to the Agent at the Effective Date and the Agent shall promptly forward such Competitive Bid Loan Note to such Bank. Each Bank, upon such receipt of its Note from the Agent, shall promptly deliver to the Agent the Note previously delivered by the Company under this Section 2.05(c) and the Agent shall promptly forward the same to the Company.

                  (d) The outstanding principal amount of each Competitive Bid Loan evidenced by each Competitive Bid Loan Note from time to time, the Competitive Bid Loan Maturity Date of such Competitive Bid Loan and the rate of interest and the amount of accrued and unpaid interest payable in respect thereof shall be determined from the records of the Agent, which shall be conclusive absent clear error. In the event the holder of a Competitive Bid Loan Note shall assign said Competitive Bid Loan Note, it shall attach thereto a schedule, which shall be verified by the Agent, setting forth the then outstanding principal amount of each Competitive Bid Loan evidenced by such Competitive Bid Loan Note and the Competitive Bid Loan Maturity Date thereof.

         2.06. Making of Revolving Loans; Standard Notice. (a) Whenever the Company desires that the Banks make a Set of Revolving Loans hereunder, the Company shall provide Standard Notice to the Agent at its Office, setting forth the following information:

                  (i) The date, which shall be a Business Day, on which such Set of Revolving Loans is to be made;

             (ii) The total principal amount of such Set of Revolving Loans, which shall be an integral multiple of $1,000,000 conforming to the provisions of Section 2.09(c) hereof;

            (iii) The interest rate Option applicable to such Set of Revolving Loans, selected in accordance with Section 2.09(a) hereof; and

             (iv) The Maturity Period for such Set of Revolving Loans selected in accordance with Section 2.09(b) hereof.

Standard Notice having been so provided, the Agent shall promptly notify each Bank of the information contained therein and of such Bank's proportionate share of the aggregate proposed borrowing. On the borrowing date specified in such notice (i) if the Revolving Loans described in such notice are Rollover Loans (or to the extent the same are Rollover Loans), the proceeds thereof shall be applied by the Agent directly against the amounts due and payable on the prior Revolving Loans refunded in whole or in part by such Rollover Loans, pro rata in accordance with the amount due each Bank, or (ii) if the Revolving Loans described in such notice are not Rollover Loans (or to the extent the same are not Rollover Loans), each Bank shall make the proceeds of its Revolving Loan available to the Company at the Agent's Office not later than 11:00 o'clock a.m., Charlotte, North Carolina time, on the specified borrowing date, in immediately available funds.

                  (b) Absent contrary notice from the Company by 10:00 o'clock a.m., Charlotte, North Carolina time, one Business Day prior to any Revolving Loan Maturity Date (other than the Revolving Expiration Date), and subject to the provisions of Section 2.09(c) hereof so long as no Potential Default or Event of

Default has occurred and is continuing, the Company shall, at the option of the Agent, be deemed to have given the Agent notice at such time pursuant to Section 2.04(a) to the effect that the Company requests that the Banks make a Set of Prime Rate Loans to the Company on such Revolving Loan Maturity Date in aggregate principal amount equal to the aggregate principal amount of the Loans becoming due and payable on such Revolving Loan Maturity Date.

         2.07. Facility Fees; Termination or Reduction of Commitments; Increase in Commitment.

                  (a) Facility Fees. The Company agrees to pay to the Agent for the account of each Bank, as consideration for such Bank's Commitment hereunder, a per annum fee (the "Facility Fee") equal to the Applicable Margin for the Facility Fee times each such Bank's Commitment from the Effective Date to and including the Revolving Expiration Date. Such fees shall be payable quarterly on the first day of each January, April, July and October after the date hereof, commencing April 1, 1996, and on the Revolving Expiration Date or upon the earlier termination of the Commitments, for the preceding period for which such fees have not been paid.

                  (b) Termination or Reduction of Commitments. (i) From and after the 91st day following the Effective Date the Company may at any time or from time to time terminate in whole the Commitments of the Banks if no Revolving Loans are then outstanding, or reduce ratably in part the respective Commitments to an aggregate amount not less than the total Loans then outstanding, by giving not less than three Business Days' notice (which shall be irrevocable) to such effect to the Agent; provided that any such partial reduction shall be in an aggregate principal amount of $5,000,000 or any higher amount in increments of $1,000,000. The Agent shall promptly advise each Bank of the date of any such termination of the Commitments and of the date and amount of each such reduction of Commitments. Each such reduction shall be permanent and may not be re-instated, and commencing on the date thereof the Facility Fees shall be calculated upon the amount of the Commitments as so reduced.

                  (ii) From and after the Effective Date the amount of the Total Commitment shall be permanently reduced by the net proceeds from the sale, transfer or other disposition of assets of the Company and its Subsidiaries not otherwise permitted pursuant to Section 6.05 hereof. The Company shall give the Agent written notice of receipt of net proceeds and to the extent that such net proceeds exceed the unused amount of the Total Commitment shall reduce the outstanding loans by such excess. Each such reduction shall be permanent and commencing on the date thereof the Facility Fees shall be calculated upon the amount of the Commitments as so reduced.

                  (c) Increase in Total Commitment. The Company may request that the Banks increase the Total Commitment to up to $220,000,000 upon the giving at least ninety (90) days prior written notice to the Agent setting forth the amount of such increase (the "Increase Amount"). The Agent shall give each Bank prompt notice of the Increase Amount. Each Bank shall notify the Agent within thirty (30) days of receipt of such notice of the amount, if any, of the Increase Amount which it is willing to agree to lend. The Agent shall give the Company a statement summarizing the portion of the Increase Amount which each Bank has agreed to lend and the Company and the Agent shall determine within thirty (30) days the portion of the Increase Amount to be allocated to each Bank. The Company shall cause there to be executed and delivered to the Agent at or prior to the effective date of the increase in the Total Commitment new Notes representing such increase, together with such resolutions, opinions, certificates and other instruments as the Agent shall reasonably request, including a certificate of a Responsible Officer reaffirming as of the date of such increase all of the representations and warranties set forth in Section 3 hereof. Each Bank in its sole discretion shall determine whether to make available any portion of the Increase Amount, and nothing contained in this
Section 2.08(c) shall be construed to require any increase by a Bank. Exhibit A shall be amended at the time of such increase to reflect the new Applicable Commitment Percentage of each Bank. Any fees payable by reason of the increase in the Total Commitment shall be due and payable on the date such increase becomes effective.

         2.08. Agent's Fees. In consideration of the Agent's services in administering the credits provided for in this Agreement, the Company agrees to pay the Agent an annual fee and competitive bid administrative fee in the amount and at the times specified in a separate letter agreement between the Company and the Agent.

         2.09.  Interest Rates; Maturity Periods Etc. for Revolving
Loans.

                  (a) Optional Basis of Borrowing for Revolving Loans. The outstanding principal amount of the Loans included in each Set of Revolving Loans shall bear interest for each day until due on a single basis selected by the Company from the interest rate Options set forth below, it being understood that subject to the provisions of this Agreement the Company may select different Options to apply simultaneously to different Sets of Revolving Loans:

                  (i) Prime Rate Option: A rate per annum for each day equal to the Prime Rate for such day, such interest rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate. "Prime Rate", as used herein, shall mean the greater of
         (A) the interest rate per annum announced from time to time by NationsBank, N.A. as its prime rate or (B) the Federal Funds Effective Rate plus 1/2%.

                  (ii) LIBOR-Rate Option. A rate per annum for each day obtained by dividing (the resulting quotient to be rounded upward to the nearest 100th of 1%) the LIBOR-Rate for such day by a number equal to 1.00 minus the LIBOR-Rate Reserve Percentage and adding to the resulting quotient the Applicable Margin.

             "LIBOR-Rate" for any day, as used herein, shall mean with respect to each proposed Set of LIBOR-Rate Loans a rate of interest (expressed as a percentage and rounded upward if necessary to the nearest 1/100 of 1%) (which shall be the same for each day in the applicable LIBOR-Rate Maturity Period) determined in good faith by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error and shall be based on review of the British Bankers Association interest settlement rates as generally found on page 3750 of the Telerate News Service) to be the average of the rates per annum for deposits in Dollars offered to major money center banks in the London interbank market at approximately 11:00 o'clock a.m., London time, two Business Days prior to the first day of such Revolving Loan Maturity Period for delivery on the first day of such Revolving
         Loan Maturity Period in amounts comparable to the amount of the LIBOR-Rate Loan to be funded and having maturities comparable to such Revolving Loan Maturity Period.

                  "LIBOR-Rate Reserve Percentage" for any day is the maximum effective percentage (expressed as a decimal fraction, rounded upward to the nearest 1/100 of 1%), as determined in good faith by the Agent (which determination shall be conclusive absent manifest error), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including without limitation supplemental, marginal and emergency reserve requirements) for a member bank of such System in respect of Dollar funding in the London interbank market in respect of any LIBOR-Rate Loan.

                  The Agent shall give prompt notice to the Company of the LIBOR-Rate as so determined.

         (b) Revolving Loan Maturity Periods. At any time when the Company shall request the Banks to make a Set of Revolving Loans the Company shall fix the term of such Revolving Loans (the "Revolving Loan Maturity Period" thereof), which Revolving Loan Maturity Period shall be (i) the next Business Day in the case of selection of the Prime Rate Option (a "Prime Rate Maturity Period") or
(ii) one month, two months, three months or six months in the case of selection of the LIBOR-Rate Option (a "LIBOR-Rate Maturity Period"); provided, that:

             (i) Each Prime Rate Maturity Period which would otherwise end on a day not a Business Day shall be extended to the next succeeding Business Day;

             (ii) Each LIBOR-Rate Maturity Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Maturity Period shall end on the next preceding Business Day; and

            (iii) The Company may not fix a Revolving Loan Maturity Period which would end after the Revolving Expiration Date when any Revolving Loan is outstanding.

The last day of a Revolving Loan Maturity Period is herein sometimes called the "Revolving Loan Maturity Date" thereof.

         (c) Transactional Amounts. Every selection of an interest rate Option and every prepayment of the Revolving Loans shall be in a principal amount such that after giving effect thereto the aggregate outstanding principal amount of the Prime Rate Loans and each Set of LIBOR-Rate Loans shall be as set forth in the table below:

Type or Set of
Revolving Loans                   Allowable Aggregate Principal Amounts

Prime Rate Loans                  An integral multiple of $1,000,000

Each Set of                       An integral multiple of $1,000,000
LIBOR-Rate Loans                  but not less than $5,000,000

         (d) Interest After Maturity. After the principal amount of any Prime Rate Loan shall have become due (by acceleration or otherwise), such Loan shall bear interest for each day until paid (before and after judgment) at a rate per annum which shall be the greater of (i) 1% above the Prime Rate on the day such Revolving Loan became due and (ii) 1% above the current Prime Rate from time to time, such interest rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate. After the principal amount of any LIBOR-Rate Loan shall have become due (by acceleration or otherwise), such Loan shall bear interest for each day until paid (before and after judgment) (iii) until the Revolving Loan Maturity Date of the currently applicable Revolving Loan Maturity Period of such Revolving Loan, at a rate per annum 1% above the rate otherwise applicable to such Revolving Loan and (iv) thereafter in accordance with the previous sentence.

         (e) Computation of Interest and Fees. Interest on Revolving Loans hereunder shall be computed on the basis of a year of 360 days and actual days elapsed and the Facility Fee shall be computed on the basis of a year of 365 or 366 days, as the case may be.

         (f)      LIBOR-Rate Unascertainable; Impracticability.  If

                  (i) on any date on which a LIBOR-Rate would otherwise be set the Agent shall have in good faith determined (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining such LIBOR-Rate; or

             (ii) on any date on which a LIBOR-Rate would otherwise be set two or more Banks shall have in good faith determined (which determination shall be conclusive absent manifest error) that the effective cost to each such Bank of funding its Revolving Loan to which such rate would apply, will exceed the interest rate payable by the Company in respect thereof under this Agreement; or

            (iii) at any time any Bank shall have determined in good faith (which determination shall be conclusive absent manifest error) that the making, maintenance or funding by such Bank of any LIBOR-Rate Loan has been made impracticable or unlawful by (A) the occurrence of a contingency which materially and adversely affects the secondary market for negotiable certificates of deposit maintained by dealers of recognized standing or the interbank eurodollar market, as the case may be, or (B) compliance by such Bank in good faith with any Law or guideline or interpretation or administration thereof by any Official Body charged with the interpretation or administration thereof or with any request or directive of any such Official Body (whether or not having the force of law);

then, and in any such event, such Bank or Banks, as the case may be, shall forthwith so notify the Agent, and the Agent shall forthwith advise the other Banks and the Company thereof. A certificate as to the specific circumstances specified in such notice shall be promptly submitted by the Agent or such Bank or Banks, as the case may be, to the Agent (which shall promptly confirm the same to the Company and the other Banks).

         Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) the obligation of each of the Banks to allow the Company to select the LIBOR-Rate Option shall be suspended until the Agent shall have determined or the Bank or Banks furnishing such notice shall have later notified the Agent of its or their determination in good faith (which determination shall be conclusive) that the circumstances giving rise to such previous determination no longer exist.

         If a Bank notifies the Agent of a determination under subsection 2.09(f)(iii) the Revolving Loans covered by such notice which are then outstanding shall be due and payable on the date specified in such notice. Absent contrary notice from the Company to the Agent by 10:00 o'clock a.m., Charlotte, North Carolina time, one Business day prior to such date, the Company shall, at the option of the Agent, be deemed to have notified the Agent at such time pursuant to Section 2.07(a) to the effect that the Company requests the Banks to make a Set of Prime Rate Loans to the Company on such date for a Revolving Loan Maturity Period of 30 days in aggregate principal amount equal to the aggregate principal amount of the outstanding Loans covered by such notice.

         If at the time the Agent or any Bank or Banks make(s) a determination under subsection 2.09(f)(i) or (ii) in respect of the LIBOR-Rate Option, the Company has previously notified the Agent that it wishes to select that Option in respect of a proposed Set of Revolving Loans, but such Option has not yet gone into effect, such notification shall be deemed to provide for selection of the Prime Rate Option instead.

         2.10. Prepayments. Subject to the provisions of Section 2.13(b) the Company shall have the right at its option from time to time to prepay (or in the case of clause (b) below, pay) the Revolving Loans in whole or part without premium or penalty:

                  (a) at any time with respect to any Set of Prime Rate
         Loans,

                  (b) on the Revolving Loan Maturity Date of any Set of LIBOR-Rate Loans, as to such Loans, or

                  (c) on the date specified in a notice given by the Agent or any Bank pursuant to Section 2.09(f) hereof with respect to any of the LIBOR-Rate Loans.

Whenever the Company desires to prepay all or any part of the Revolving Loans, it shall provide Standard Notice to the Agent setting forth the following information:

                  (d) The date, which shall be a Business Day, on which the proposed prepayment is to be made;

                  (e) The total principal amount of such prepayment, which shall be the sum of the principal amounts selected pursuant to clause (f) below; and

                  (f) The principal amounts selected in accordance with Section 2.09(c) hereof of each Set of Prime Rate Loans or LIBOR-Rate Loans, as the case may be, to be prepaid in whole or in part.

Standard Notice having been so provided, on the date specified in such notice the principal amount of the Revolving Loans specified in such notice, together with interest on such principal amount to such date, shall be due and payable.

         2.11. Interest Payment Dates. Interest on each Set of LIBORRate Loans shall be due and payable on the Maturity Date thereof and thereafter on demand, and if any Maturity Period is longer than three months also on the last Business Day of the third month of such Maturity Period. Interest on Prime Loans shall be due and payable quarterly on the first day of each January, April, July and October, beginning January 1, 1996.

         2.12. Pro Rata Treatment and Payments. Each Set of Revolving Loans made by the Banks hereunder shall be made by them ratably based on their Applicable Commitment Percentages until the Revolving Expiration Date; provided, that the failure of any Bank to fund any particular Revolving Loan shall not relieve any other Bank of its obligation to lend hereunder nor in any way alter or modify such obligation of any Bank. Each payment or prepayment against an outstanding Set of Revolving Loans hereunder shall (except as otherwise provided in Sections
2.13 and 2.14) be applied pro rata to such Revolving Loans in proportion to the outstanding principal amount of each on the date of such payment or prepayment. All payments and prepayments to be made in respect of principal, interest, Facility Fee or other amounts due from the Company in connection with Loans hereunder or under any Note shall be payable at 12:00 o'clock Noon, Charlotte, North Carolina time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at its Office in Dollars in funds immediately available at such Office without setoff, counterclaim or other deduction of any nature, and shall be distributed by the Agent in immediately available funds on the day received by the Agent to each Bank pro rata, except as aforesaid. All payments to be made in respect of principal, interest, fees or other amounts due from the Company in connection with Competitive Bid Loans hereunder or under any Competitive Bid Note shall be payable at 12:00 Noon, Charlotte, North Carolina time, on the date due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefore shall immediately accrue. Such payments shall be made to the Agent at its office without setoff, counterclaim or deduction of any nature (except as permitted by Section 2.02(i) hereof), and shall be distributed by the Agent in immediately available funds on the day received by the Agent to the Bank which made the Competitive Bid Loan to which such payment relates. To the extent permitted by law, after there shall have become due (by acceleration or otherwise) interest, Facility Fees or any other amounts due from the Company hereunder or under the Notes (excluding overdue principal, which shall bear interest as described in Section 2.09(d) hereof, but including interest payable under this Section 2.12), such amounts shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum 1.25% above the then current Prime Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate. The Company shall, at the time of making each payment under this

Agreement or any Note, specify to the Agent the Loan or Loans or other amounts payable by the Company hereunder to which such payment is to be applied (and if the Company fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may distribute such payment to the Banks in such manner as it or the Required Banks may determine to be appropriate, provided that any payment so directed to pay any Revolving Loans shall be made in accordance with this Section 2.12).

         2.13.  Additional Compensation in Certain Circumstances.

         (a) Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital Adequacy Requirements, Expenses, etc. If any Law or guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive of any Official Body (whether or not having the force of law), now existing or hereafter adopted:

                  (i) subjects a Bank or its Notional LIBOR-Rate Funding Office to any new tax or changes the basis of taxation with respect to this Agreement, the Notes, the Loans or payments by the Company of principal, interest, Facility Fee or other amounts due hereunder or under the Notes (except for taxes on the overall net income of a Bank or such Notional LIBOR-Rate Funding Office imposed by the country, state, county, city or equivalent jurisdiction in which the Bank's principal executive office or Notional LIBOR-Rate Funding Office is located),

             (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of or other acquisitions of funds by, a Bank or its Notional LIBOR-Rate Funding Office (other than requirements expressly included herein in the determination of the LIBOR-Rate hereunder),

            (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, a Bank or its Notional LIBOR-Rate Funding Office, or (B) otherwise applicable to the obligations of a Bank or its Notional LIBOR-Rate Funding Office under this Agreement, or

            (iv) imposes upon a Bank or its Notional LIBOR-Rate Funding Office any other condition or expense with respect to this Agreement, the Notes or the making, maintenance or funding of any part of the Loans, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon such Bank or its Notional LIBOR-Rate Funding Office with respect to this Agreement, the Notes or the making, maintenance or funding of any part of the Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on such Bank's capital, taking into consideration such Bank's policies with respect to capital adequacy) by an amount which such Bank deems to be material (each Bank being deemed for this purpose to have made, maintained or funded its LIBOR-Rate Loans from a Corresponding Source of Funds), such Bank shall from time to time notify the Company of the amount determined in good faith (using any reasonable averaging and attribution methods) by such Bank (which determination shall be conclusive) to be necessary to compensate such Bank or such Notional LIBOR-Rate Funding Office for such increase, reduction or imposition. Such amount shall be due and payable by the Company to such Bank ten Business Days after such notice is given. A certificate by such Bank as to the amount due under this Section 2.13(a) from time to time and describing in reasonable detail the determination of such amount shall be conclusive absent manifest error. Each Bank agrees that it will use good faith efforts to notify the Company of the occurrence of any event that would give rise to a payment under this Section 2.13(a); provided, however, that any failure of a Bank to give any such notice for a period of three months after the Maturity Date of the first Maturity Period or Interest Period, as the case may be, as to which such payment relates shall have no effect on the Company's obligations hereunder.

         (b) Indemnity. In addition to the compensation required by Section 2.13(a) hereof, the Company shall indemnify each Bank against any loss or expense (including loss of margin) which such Bank sustains or incurs as a consequence of any

                  (i) payment or prepayment by the Company of any of such Bank's LIBOR-Rate Loans on a day other than the Maturity Date thereof,

                  (ii) payment by the Company of any of such Bank's Competitive Bid Loans on a day other than the Maturity Date therefor,

                  (iii) attempt by the Company to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any notice stated herein to be irrevocable (the Banks collectively, but not singly, having in their sole discretion the options (A) to give effect to such attempted revocation and obtain indemnity under this Section 2.13(b) or
         (B) to treat such attempted revocation as having no force or effect, as if never made), or

                  (iv) default by the Company in the performance or observance of any covenant or condition contained in this Agreement or the Notes, including without limitation any failure of the Company to pay when due (by acceleration or otherwise) any principal, interest, commitment fee or any other amount due hereunder or under a Note.

If a Bank sustains or incurs any such loss or expense it shall from time to time notify the Agent of the amount determined in good faith by such Bank (which determination shall be conclusive absent manifest error) to be necessary to indemnify such Bank for such loss or expense, and the Agent shall promptly so notify the Company. Such amount shall be due and payable by the Company to such Bank ten Business Days after such notice is given.

         2.14.  Regulation D Costs.  Without  duplication  of or  limitation  by
Section 2.13, if any Bank determines in good faith that it has incurred or is incurring any reserve costs under Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect (or any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System) with respect to Eurocurrency liabilities, which costs such Bank determines are attributable to making, funding or maintaining any of its LIBOR-Rate Loans hereunder, then, within ten Business Days of demand by such Bank, the Company shall pay such Bank the amount of such reserve costs so incurred as reasonably determined by such Bank.

         2.15.  Funding by Branch, Subsidiary or Affiliate.

         (a) Notional Funding. Each Bank shall have the right from time to time, prospectively or retrospectively, without notice to the Company, to deem any branch, subsidiary or affiliate of such Bank to have made, maintained or funded any part of such Bank's LIBOR-Rate Loans or Euro-based Loans at any time. Any branch, subsidiary or affiliate so deemed shall be known as a "Notional LIBOR-Rate Funding Office". Each Bank shall deem any of its LIBORRate Loans or Euro-based Loans or the funding therefor to have been transferred to a different Notional LIBOR-Rate Funding Office (i) if such transfer would avoid or cure an event or condition described in subsection 2.09(f)(ii) hereof or would lessen an indemnity payable to the Bank under Sections 2.13 or 2.14 hereof, and if (ii) such Bank determines in its sole discretion that such transfer would be practicable and would not have a material adverse effect on such Loans, the Bank or its Notional LIBOR-Rate Funding Office (it being assumed for purposes of such determination that each of the Bank's LIBOR-Rate Loans is actually made or maintained by or funded through the corresponding Notional LIBOR-Rate Funding Office). Notional LIBOR-Rate Funding Offices may be selected by a Bank without regard to the Bank's actual methods of making, maintaining or funding its Loans or any sources of funding actually used by or available to the Bank.

         (b) Actual Funding. Each Bank shall have the right from time to time to make or maintain any of the LIBOR-Rate Loans or Euro-based Loans funded by such Bank by arranging for a branch, subsidiary or affiliate of the Bank to make or maintain such Loans. Each Bank shall have the right to (i) hold the Note payable to its order for the benefit and account of such branch, subsidiary or affiliate or (ii) request the Company to issue one or more promissory notes in the principal amount of designated LIBOR-Rate Loans or Euro-based Loans made by such Bank in substantially the form attached hereto as Exhibit C or Exhibit D, with the blanks appropriately filled, payable to such branch, subsidiary or affiliate and with appropriate changes reflecting that the holder thereof is not obligated to make any additional Loans to the Company. The Company agrees to comply promptly with any such request under clause (ii). If a Bank causes a branch, subsidiary or affiliate to make or maintain any of its Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such Loans and to any promissory note payable to the order of such branch, subsidiary or affiliate to the same extent as if such Loans were made or maintained, and such promissory note were a Note payable to the order of, such Bank.

         2.16. Extension of Expiration Dates. At the request of the Company the Banks may, in their sole discretion, elect to extend the Revolving Expiration Date then in effect for additional periods of one year each. The Company shall notify the Banks of its request for such an extension by delivering to the Agent and the Banks notice of such request signed by a Responsible Officer not more than ninety (90) days nor less than sixty (60) days prior to each anniversary of the Effective Date. If all the Banks shall elect to so extend, the Agent shall notify the Company in writing within sixty (60) days of its receipt of such request for extension of the decision of the Banks as to whether to extend the Revolving Expiration Date. Failure by any Bank to respond to a request for an extension shall constitute a refusal of such Bank to give its consent to such extension. Failure by the Agent to give such notice shall constitute refusal by the Banks to extend the Revolving Expiration Date.

         SECTION 3.  REPRESENTATIONS AND WARRANTIES

         In order to induce the Banks to enter into this Agreement and to make the Loans herein provided for, the Company hereby covenants, represents and warrants to each Bank that:

         3.01. Financial Condition. The consolidated balance sheet of the Company and its Consolidated Subsidiaries as at January 1, 1995 and the related consolidated statements of income and retained earnings and changes in financial position for the fiscal year ended on such date, certified by Price Waterhouse & Co., copies of which have heretofore been furnished to each Bank, are complete and correct in all material respects and present fairly the consolidated financial condition of the Company and its Consolidated Subsidiaries as at such date, and the consolidated results of their operations and changes in financial position for the fiscal year then ended. The unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as at October 1, 1995 and the related unaudited consolidated statements of income and retained earnings and changes in financial position for the nine-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Bank, are complete and correct in all material respects and present fairly the consolidated financial condition of the Company and its Consolidated Subsidiaries as at such date, and the consolidated results of their operations and changes in financial position for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved. Except for the guarantees of indebtedness permitted in Section 6.03, neither the Company nor any of its Consolidated Subsidiaries has any material Contingent Obligation or liability for taxes, long-term lease or unusual forward or long-term commitment, which is not reflected herein or in the schedules and exhibits hereto or in the foregoing statements or in the notes thereto.

         3.02. No Adverse Change. Since October 1, 1995 there has been no material adverse change in the business, operations, assets or financial or other condition of the Company and its Subsidiaries taken as a whole.

         3.03. Corporate Existence; Compliance with Law. Each of the Company and its Material Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and is in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and the failure to so qualify would not have a material adverse effect on the business of the Company and its Subsidiaries taken as a whole, and (d) to the best of the Company's knowledge after due diligence, is in compliance with all applicable Laws (i) subject to the possible implications of the litigation and proceedings described in Schedule 1 hereto and (ii) except to the extent that the failure to comply with any such Laws could not, in the aggregate, have a material adverse effect on the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole, and could not materially adversely affect the ability of the Company to perform its obligations under this Agreement and the Notes.

         3.04. Corporate Power; Authorization; Enforceable Obligations. The Company has the corporate power and authority and the legal right to make, deliver and perform this Agreement and the Notes and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the Notes and the execution, delivery and performance of this Agreement and the Notes. No consent or authorization of, filing with, or other act by or in respect of any person, is required in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or the Notes. This Agreement has been, and each Note will be, duly executed and delivered on behalf of the Company and this Agreement constitutes, and each Note when executed and delivered will constitute, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

         3.05. No Legal Bar. The execution, delivery and performance of this Agreement and the Notes, the borrowings hereunder and the use of the proceeds thereof will not violate any Law or any Contractual Obligation of the Company or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any Law or Contractual Obligation.

         3.06. No Material Litigation. Except as set forth in Schedule 1, no litigation, investigation or proceeding of or before any Official Body is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Material Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement or the Notes or any of the transactions contemplated hereby, or (b) which, in the reasonable judgment of the Company, would have a material adverse effect on the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole.

         3.07. No Default. Neither the Company nor any of its Material Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which could be materially adverse to the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole, or which could materially adversely affect the ability of the Company to perform its obligations under this Agreement and the Notes.

         3.08. Taxes. Each of the Company and its Subsidiaries has filed or caused to be filed all tax returns which to the knowledge of the Company are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Official Body (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be, or those the failure to pay which, in the aggregate, would not be materially adverse to the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole); and no tax liens have been filed and, to the knowledge of the Company, no claims are being asserted with respect to any such taxes, fees or other charges.

         3.09. Subsidiaries. Schedule 2 hereto contains an accurate list of all of the presently existing Subsidiaries and Material Subsidiaries, setting forth their respective jurisdictions of incorporation and the percentage of their respective outstanding capital stock owned by the Company or other Subsidiaries; all of the issued and outstanding shares of capital stock of the Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

         3.10. Material Agreements. The agreements identified on Schedule 3 hereto (the "Material Agreements") are all of the material business contracts (other than purchase and sales agreements and credit agreements) to which the Company or any Material Subsidiary is a party; each Material Agreement is in full force and effect; and the Company and its Material Subsidiaries are in full compliance with the terms and provisions applicable to them contained in the Material Agreements. The aggregate amount of all payments to be made by the Company under all noncompetition agreements in effect on the Effective Date does not exceed $5,000,000.

         3.11. Indebtedness and Contingent Obligations. Schedule 4 hereto accurately identifies the material items of Indebtedness and the material Contingent Obligations for which the Company or any Subsidiary is obligated.

         3.12. Pension-Related Matters. A copy of the most recent Annual Report (5500 Series Form), including all attachments thereto, filed with the Internal Revenue Service has been provided to the Agent for each Plan and fairly presents the funding status of each Plan. There has been no material deterioration in any Plan's funding status since the date of such Annual Report. The

Company has provided the Agent with a list of all Plans and Multiemployer Plans and all available information with respect to its or any Controlled Group Member's direct, indirect, or potential withdrawal liability to any Multiemployer Plan.

         3.13. Federal Regulations. No part of the proceeds of any Loans hereunder will be used for "purchasing" or "carrying" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect, or for any purpose which violates (or which would be inconsistent with) the provisions of Regulations G, T, U or X of such Board of Governors.

         3.14. Investment Company Act. The Company is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         3.15. Pari Passu Status. The obligations of the Company hereunder and under the Notes rank and will rank at least pari passu in priority of payment with all other senior unsecured Indebtedness of the Company.

         SECTION 4.  CONDITIONS OF EFFECTIVENESS

         4.01. Initial Set of Loans. The effectiveness of this Agreement and the obligation of the Banks to fund the initial Set of Revolving Loans under this Agreement (and the obligation of a Bank to fund a Competitive Bid Loan for which such Bank has submitted a Competitive Bid Quote that has been accepted by the Company hereunder) is subject to the accuracy, as of the Effective Date, of the representations and warranties herein contained, to the performance by the Company of its obligations to be performed hereunder on or before the date of such Loans and to the satisfaction of the following further conditions:

                  (a) Representations and Warranties. The representations and warranties contained in Section 3 shall be true on and as of the date of such Loans (or Competitive Bid Loan, if applicable) with the same effect as though made on and as of such date, and on such date no Event of Default and no Potential Default shall have occurred and be continuing or shall exist after giving effect to all of the Loans to be made on said date.

                  (b) Proceedings and Incumbency Certificate. At the time of making such Loans (or Competitive Bid Loan, if applicable) there shall have been delivered to the Agent, together with sufficient signed copies to provide one for each of the Banks, a certificate, dated not earlier than the Effective Date and not later than the date of such Loans (or Competitive Bid Loan, if applicable) and signed by the Secretary or an Assistant Secretary of the Company, certifying as to
         (i) the corporate  proceedings  taken by the Company  referred to in to
         Section 3.04 hereof and (ii) the incumbency of the officer or officers of the Company authorized to sign this Agreement and the Notes to be issued hereunder, together with true signatures of such officer or officers; the Agent and each of the Banks may conclusively rely on such certificate.

                  (c) Opinion of Counsel. At the time of making such Loans (or Competitive Bid Loan, if applicable) each Bank shall have received a favorable written opinion, dated not earlier than the Effective Date and not later than the date of such Loans (or Competitive Bid Loan, if applicable) of Messrs. Witt, Gaither & Whitaker, substantially in the form attached hereto as Exhibit G.

                  (d) Legal Details and Proceedings. All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory to the Agent, and the Banks shall have received all such counterpart original or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent, as any Bank may reasonably request.

                  (e) Notes. The Company shall have delivered to the Agent such Notes as shall be required by Section 2.04(a) and
         (c).

         4.02. Subsequent Loans. The obligation of the Banks to fund each Set of Revolving Loans subsequent to the initial Set thereof and the obligation of a Bank to fund each Competitive Bid Loan for which such Bank has submitted a Competitive Bid Quote that has been accepted by the Company hereunder is subject to the accuracy of the representations and warranties herein contained, to the performance by the Company of its obligations to be performed hereunder on or before the date of each such subsequent Set of Revolving Loans or Competitive Bid Loans, as the case may be, and to the satisfaction of the following further conditions:

                  (a) Representations; Defaults. The representations and warranties contained in Sections 3.03 (except clause (d) thereof), 3.04, 3.05, 3.06, 3.07, 3.13, 3.14 and 3.15 hereof (and in the case of
         Revolving Loans which are neither Rollover Loans nor Loans the proceeds of which will be promptly used by the Company to finance payments at maturity of Competitive Bid Loans on which the Standard Notice with respect to such Revolving Loans is given hereunder 3.03(d) hereof) shall be true on and as of the date of such Loans, with the same effect as though made on and as of such date, and on such date (i) each of the Material Agreements identified as a "bottler's contract" or "first line contract" in Schedule 3 shall be in full force and effect and the Company or Subsidiary party thereto shall be in full compliance therewith and (ii) no Event of Default and no Potential Default shall have occurred and be continuing or shall exist after giving effect to all of the Loans to be made on said date.

                  (b) Legal Details. All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory to the Agent, and the Banks shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent, as any Bank may reasonably request.

The delivery by the Company to the Agent of Standard Notice with respect to each proposed Revolving Loan hereunder, other than in respect of the initial Set of Revolving Loans shall automatically constitute a representation by the Company to each Bank that the conditions provided in clause (a) of this Section 4.02 are true on the date such notice is delivered, except as otherwise stated in such notice, and will be true on the date such Loan is made unless the Agent is advised to the contrary by the Company before such Loan is made. The delivery by the Company to the Agent of a Competitive Bid Quote Request with respect to a proposed

Competitive Bid Loan hereunder shall automatically constitute a representation by the Company to each Bank that the conditions provided in clause (a) of this
Section 4.02 are true on the date such request is delivered, except as otherwise stated in such request and will be true on the date such Loan is made unless the Agent is advised to the contrary by the Company before such Loan is made.

         SECTION 5.  AFFIRMATIVE COVENANTS

         The Company covenants that from and after the date hereof and so long as it may borrow hereunder and until payment in full of all Notes issued hereunder and interest thereon and fees, unless the Required Banks shall otherwise consent in writing:

         5.01.  Financial Statements.  The Company will furnish to each
Bank:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, copies of the consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such year and of the related consolidated statements of income and retained earnings and changes in financial position for such year, setting forth in each case in comparative form the figures for the previous year, certified without qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing; and

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Company, copies of the unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such quarter and of the related unaudited consolidated statements of income and retained earnings and changes in financial position of the Company and its Consolidated Subsidiaries for such quarterly period and the portion of the fiscal year through such date, setting forth in each case in comparative form figures for the previous year, certified by a Responsible Officer (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants or officer, as the case may be, and disclosed therein).

         5.02. Certificates; Other Information. The Company will furnish to each Bank:

                  (a) concurrently with the delivery of the financial statements referred to in Section 5.01(a) above, a certificate of the independent certified public accountants certifying such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Potential Default or Event of Default, except as specified in such certificate, and certifying the Company's compliance with the terms of Section 6.01;

                  (b) concurrently with the delivery of the financial statements referred to in Sections 5.01(a) and (b) above, (i) a Compliance Certificate, and (ii) a certificate of a Responsible Officer stating that such officer has no knowledge of any Potential Default or Event of Default except as specified in such certificate;

                  (c) promptly upon the mailing thereof to the shareholders of the Company, copies of all financial statements, reports and proxy statements so mailed;

                  (d) promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Company files with the Securities and Exchange Commission; and (e) promptly, such additional financial and other information as any Bank may from time to time reasonably request.

         5.03. Visitation. The Company shall permit such persons as the Agent or any Bank may designate to visit and inspect any of the properties of the Company and of any Subsidiary, to examine their respective books and records and take copies and extracts therefrom and to discuss their respective affairs with their respective officers, employees and independent accountants at such times and as often as the Agent or any Bank may reasonably request. The Company hereby authorizes such officers, employees and independent accountants to discuss with the Agent or any Bank the affairs of the Company and its Subsidiaries.

         5.04. Preservation of Existence and Franchises. The Company shall, and, except as provided in Section 6.08 hereof, shall cause each of its Subsidiaries to, maintain its corporate existence, rights and franchises in full force and effect in its jurisdiction of incorporation. The Company shall, and shall cause each of its Subsidiaries to, qualify and remain qualified as a foreign corporation in each jurisdiction in which failure to receive or retain such qualification would have a material adverse effect on the business, operations or financial condition of the enterprise comprised of the Company and its Subsidiaries taken as a whole.

         5.05. Insurance. The Company shall, and shall cause each Subsidiary to, maintain with financially sound and reputable insurers insurance with respect to its properties and business and against such liabilities, casualties and contingencies and of such types and in such amounts as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated.

         5.06. Maintenance of Properties. Except as provided in Section 6.05, the Company shall, and shall cause each Subsidiary to, (i) maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by it and (ii) make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto, so that, in the case of clauses (i) and (ii) above, the business now or hereafter carried on by the Company or any Subsidiary may be properly and advantageously conducted at all times.

         5.07. Payment of Taxes and Other Potential Charges and Priority Claims; Payment of Other Current Liabilities. The Company shall, and shall cause each Subsidiary to, pay or discharge any of the following described taxes, assessments, charges, levies, claims and liabilities which are material to the Company and its Subsidiaries when taken as a whole:

                  (a) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income;

                  (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, if unpaid, might result in the creation of a Lien upon any such property;

                  (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property (other than Liens not forbidden by Section 6.02 hereof) or which, if unpaid, might give rise to a claim entitled to priority over general creditors of the Company or such Subsidiary in a case under Title 11 (Bankruptcy) of the United States Code, as amended, or in any insolvency proceeding or dissolution or winding-up involving the Company or such Subsidiary; and

                  (d) all other current liabilities so that none is overdue, unless the creditor has consented thereto, more than 90 days; provided that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced, the Company or such Subsidiary need not pay or discharge any such tax, assessment, charge, levy, claim or current liability so long as the validity thereof is contested in good faith and by appropriate proceedings diligently conducted and so long as such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor and so long as such failure to pay or discharge does not have a material adverse effect on the business, operations or financial condition of the enterprise comprised of the Company and its Subsidiaries taken as a whole.

         5.08. Continuation of Business. The Company shall, and shall cause each Subsidiary to, continue to engage in its business substantially as conducted on the date hereof.

         5.09. Use of Loan Proceeds. The proceeds of all Loans hereunder to the extent they are not Rollover Loans, shall be applied by the Company to any one or more of the following purposes: (a) to pay at maturity commercial paper issued by the Company or (b) subject to the provisions of Section 6 hereof, to other general corporate purposes of the Company, including without limitation the payment of obligations incurred by the Company or any of its Subsidiaries for capital expenditures or the purchase of the capital stock or assets of other Coca-Cola bottling related enterprises.

         5.10. Notice of Pension-Related Events. Promptly after the Company, any Controlled Group Member or any administrator of a Plan:

                  (i)  receives the notification referred to in clauses
         (i), (iv) or (vii) of Section 7.01(f) hereof,

             (ii) has knowledge of (A) the occurrence of a Reportable Event with respect to a Plan; (B) any event which has occurred or any action which has been taken to amend or terminate a Plan as referred to in clauses
         (ii) and (vi) of Section 7.01(f) hereof; (C) any event which has occurred or any action which has been taken which could result in complete withdrawal, partial withdrawal, or secondary liability for withdrawal liability payments with respect to a Multiemployer Plan as referred to in clause (vii) of Section 7.01(f) hereof; or (D) any action which has been taken in furtherance of, any agreement which has been entered into for, or any petition which has been filed with a United States district court for, the appointment of a trustee for a Plan as referred to in clause (iii) of Section 7.01(f) hereof, or

            (iii) files a notice of intent to terminate a Plan with the Internal Revenue Service or the PBGC; or files with the Internal Revenue Service a request pursuant to Section 412(d) of the Code for a variance from the minimum funding standard for a Plan; or files a return with the Internal Revenue Service with respect to the tax imposed under Section 4971(a) of the Code for failure to meet the minimum funding standards established under Section 412 of the Code for a Plan, the Company will furnish to the Agent a copy of any notice received, request or petition filed and agreement entered into; the most recent Annual Report (Form 5500 Series) and attachments thereto for the Plan; the most recent actuarial report for the Plan; any notice, return or materials required to be filed with the Internal Revenue Service in connection with the event, action or filing; and a written statement of a Responsible Officer describing the event or the action taken and the reasons therefor.

         5.11. Notices of Events of Default, Levies Etc. Promptly upon becoming aware thereof the Company shall give notice to the Agent of:

                  (a) the occurrence of any Event of Default or Potential Default, accompanied by a written statement of a Responsible Officer setting forth the details thereof and of any action with respect thereto taken or contemplated by the Company;

                  (b) the filing against the Company or any of its Subsidiaries of any attachment, levy, writ of execution or other similar legal process against assets of the Company or such Subsidiary having a book value in excess of $1,000,000, unless the claim giving rise to such process is adequately covered by insurance or is being contested in good faith by the Company or such Subsidiary by legal proceedings diligently pursued; or

                  (c) the commencement, existence or threat of any litigation or other proceeding by or before any Official Body against or affecting the Company or any of its Subsidiaries which, if adversely decided, would have a material adverse effect on the business, operations or financial condition of the enterprise comprised of the Company and its Subsidiaries taken as a whole.

         SECTION 6.  NEGATIVE COVENANTS

         The Company covenants and agrees that from and after the date hereof and so long as it may borrow hereunder and until payment in full of all Notes issued hereunder and interest thereon and fees, unless the Required Banks shall otherwise consent in writing:

         6.01.  Financial Maintenance Covenants.

                  (a) Cash Flow/Fixed Charges Ratio. The Cash Flow/Fixed Charges Ratio, as determined quarterly as of the last day of each fiscal quarter of the Company (and treating such quarter as having been completed), shall not be less than 1.50 to 1 for each fiscal quarter.

                  (b) Consolidated Funded Indebtedness/Cash Flow Ratio. The Consolidated Funded Indebtedness/Cash Flow Ratio, as determined quarterly as of the last day of each fiscal quarter of the Company (and treating such quarter as having been completed), shall not exceed six-to-one for any fiscal quarter.

         6.02. Liens. The Company shall not, and shall not permit any Subsidiary to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except:

                  (a) The existing material Liens listed in Schedule 5 hereto (and extension, renewal and replacement Liens upon the same property previously subject to an existing Lien, provided the amount secured by each Lien constituting such an extension, renewal or replacement Lien shall not exceed the amount secured by the Lien previously existing);

                  (b) Liens arising from taxes, assessments, or claims described in Section 5.07 hereof that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the proviso to such Section 5.07;

                  (c) deposits or pledges to secure worker's compensation, unemployment insurance, old age benefits or other social security obligations, or in connection with or to secure the performance of bids, tenders, trade contracts or leases, or to secure statutory obligations, or stay, surety or appeal bonds, or other pledges or deposits of like nature and all in the ordinary course of business;

                  (d) Liens on property securing all or part of the purchase price thereof and Liens (whether or not assumed) existing in property at the time of purchase thereof by the Company or a Subsidiary, as the case may be (and extension, renewal and replacement Liens upon the same property previously subject to a Lien described in this clause (d), provided the amount secured by each Lien constituting such extension, renewal or replacement shall not exceed the amount secured by the Lien previously existing), provided that each such Lien is confined solely to the property so purchased, improvements thereto and proceeds thereof;

                  (e) Liens resulting from progress payments or partial payments under United States Government contracts or subcontracts thereunder;

                  (f) Liens arising from legal proceedings, so long as such proceedings are being contested in good faith by appropriate proceedings diligently conducted and execution is stayed on all judgments resulting from any such proceedings; and

                  (g) zoning restrictions, easements, minor restrictions on the use of real property, minor irregularities in title thereto and other minor Liens that do not in the aggregate materially detract from the value of a property or asset to, or materially impair its use in the business of, the Company or such Subsidiary.

         6.03. Guarantees. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly assume, guarantee, become surety for or endorse or otherwise become or remain directly or contingently liable upon or with respect to Indebtedness of any other person or persons except, (i) in the case of the Company only, with respect to obligations in an aggregate principal amount not to exceed $50 million and (ii) existing guarantees of Subsidiaries described in Schedule 6 hereto.

         6.04. Investments. The Company shall not, and shall not permit any Subsidiary to, at any time purchase, acquire or own any stock, bonds, notes or other securities of, or any partnership or other interest in, or make any capital contribution to, any other person (any of the foregoing being referred to in this Section 6.04 as an "investment"), except:

                  (a) investments existing on the date hereof in Southeastern Container, Western Container Corporation and South Atlantic Canners and other investments existing on the date hereof with an aggregate value on the books of the Company not in excess of $750,000;

                  (b) investments in the capital stock of Subsidiaries listed in
         Schedule 2 hereto and investments in any cooperative providing bottling, canning or other productive services to the Company or any Subsidiary;

                  (c) investments in obligations backed by the full faith and credit of the United States of America;

                  (d) investments in certificates of deposit issued (i) by any of the Banks, or (ii) by any bank or by United States or Canadian commercial banks having shareholders' equity of at least $500,000,000 and whose long term obligations are rated "AA" or "Aa" by Standard & Poor's Corporation or Moody's Investors Service, Inc., respectively;

                  (e) investments in commercial paper or corporate promissory notes maturing, or which may be redeemed by the holder, not more than six months after the date of acquisition and rated "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc.;

                  (f) investments in repurchase agreements held in safekeeping at substantial repositories and secured by investments of the kind listed in clauses (c), (d) and (e) above;

                  (g) investments in time deposits denominated in Dollars in commercial banks (including branch offices of United States banks) located in Western Europe and having shareholders' equity of at least $500,000,000;

                  (h) investments in assets, franchises and businesses after the date hereof, the result of which does not cause the Company to violate any term of Section 6.01 hereof, and as to which in the case of each such investment, the chief financial officer of the Company shall have sent to each Bank a certificate certifying that the acquisition is permitted under Section 6.04 including this subsection (h), and in the event that the purchase price of any soft drink bottling assets, franchises and business acquired singly or as a group exceeds $50 million, shall have sent to each Bank a copy of audited and/or unaudited financial statements for the most recently completed fiscal year and interim period relating to the assets, franchises and businesses acquired; and

                  (i) other investments not exceeding $500,000 in the aggregate at any time for the Company and all Subsidiaries.

         6.05. Dispositions of Assets. The Company shall not, and shall not permit any Subsidiary to, sell, convey, assign, abandon or otherwise transfer or dispose of, voluntarily or involuntarily (any of the foregoing being referred to in this Section 6.05 as a "transaction" and any series of related transactions constituting but a single transaction), any of its properties or assets, tangible or intangible, except:

                  (a) transactions (including sales of trucks, vending machines and other equipment) in the ordinary course of business.

                  (b) transactions between Subsidiaries or between the Company and Subsidiaries; provided, if the transaction should involve the transfer by the Company of bottling contracts either listed as or constituting at anytime a Material Agreement or scheduled on Schedule 3: (i) the recipient Subsidiary after the transaction shall remain a wholly-owned Subsidiary of the Company; and (ii) the recipient Subsidiary after the transaction (x) shall have substantially all of the previous rights of the Company under such bottling contracts, and
         (y) shall sublicense to the Company, at least for the term of this Agreement, substantially all of its rights under such bottling contracts, especially the right to bottle and sell the products licensed in the territories granted by such bottling contracts; provided, further, that to the extent there is a transfer of assets, other than bottling contracts, to a Subsidiary, such Subsidiary shall continue at all times to be wholly-owned, directly or indirectly, by the Company;

                  (c) any sale of real property not used in the current operations of the Company and for not less than the fair market value of such property, provided that the aggregate proceeds of sales pursuant to this clause (c) shall not exceed $10,000,000 in any fiscal year of the Company;

                  (d) other sales, conveyances, assignments or other transfers or dispositions in immediate exchange for cash or tangible assets, subject to prior approval in each case by the Required Banks;

                  (e) other sales, conveyances, assignments or other transfers or dispositions that do not in the aggregate exceed $10,000,000 in any fiscal year of the Company;

                  (f) the sale for cash of any and all accounts receivable in a face amount not to exceed Fifty Million Dollars
         ($50,000,000); and

                  (g) transfers or dispositions for cash, other than as provided by subsections (a) through (f) of this section 6.05, if on the date of the consummation thereof, if such date is prior to the Revolving Expiration Date, the Commitments are permanently reduced on such date by the amount of the net cash proceeds of such transfers or dispositions in the manner set forth in Section 2.07(b)(ii).

         6.06. Material Agreements. The Company shall not, and shall not permit any Subsidiary to, (a) agree to any material modification (by amendment, separate new agreement or otherwise) of any Material Agreement identified as a "bottler's contract" or "first line contract" in Schedule 3 or (b) agree to any material modification of any other Material Agreement, franchise agreement or bottling contract to which the Company or a Subsidiary is now or hereafter party if the effect of such modification would be materially adverse to the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole; and the Company shall not, and shall not permit any Subsidiary to, (i) suffer or permit any such bottler's contract or first line contract referred to in clause (a) above to be in default or to lapse or be withdrawn by reason of any act or omission on the part of the Company or any Subsidiary or (ii) suffer or permit any such other Material Agreement, franchise agreement or bottling contract to which the Company or a Subsidiary is now or hereafter party to be in default or to lapse or be withdrawn by reason of any act or omission on the part of the Company or any Subsidiary if the effect of such default, lapse or withdrawal would be materially adverse to the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole.

         6.07. Compliance with Federal Reserve Regulations. The Company shall not, and shall not permit any Subsidiary to, create, incur or assume any Indebtedness or other liability, or to make any investment, resulting directly or indirectly in a violation of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, as amended or modified from time to time, or of other applicable Law.

         6.08. Merger. The Company shall not, and shall not permit any Subsidiary to, merge with or into or consolidate with any other Person, or agree to do any of the foregoing, except that if no Event of Default or Potential Default shall occur and be continuing or shall exist at the time of such merger or consolidation or immediately thereafter and after giving effect thereto

                  (a) the Company may merge with any other corporation, including a Subsidiary, if the Company shall be the surviving corporation;

                  (b) a wholly-owned Subsidiary may merge with or into or consolidate with any other wholly-owned Subsidiary; and

                  (c) a wholly-owned Subsidiary may merge with any other corporation, if such Subsidiary shall be the surviving corporation.

         6.09. Fiscal Periods. The Company will not permit its fiscal year to end on a date other than a December 31 or a date within 5 days thereof and will not permit any fiscal quarter to end on a date other than a March 31, June 30, September 30 or December 31 or a date within 5 days thereof. For purposes of the covenants, definitions and other provisions of this Agreement, a fiscal period which ends within five days of a March 31, June 30, September 30 or December 31 shall be deemed to end on such March 31, June 30, September 30 or December 31, as the case may be.

         6.10. Indebtedness of Subsidiaries. The Company shall not permit any Subsidiary to incur or permit to exist any Indebtedness except Indebtedness to the Company or another Subsidiary.

         SECTION 7.  DEFAULTS

         7.01. Events of Default. If one or more of the following described Events of Default shall occur and be continuing or shall exist and shall not have been remedied, that is to say:

                  (a) The Company shall default in the payment of principal of any of the Notes when due; or the Company shall default in the payment of interest on any of the Notes or of the Facility Fee when due and such default shall not be remedied for a period of five days thereafter; or

                  (b) The Company or any Subsidiary shall default in (i) any payment of the principal of or interest on any other obligation for borrowed money or (ii) any obligation for the deferred purchase price of property or (iii) any lease or rental obligation or (iv) in the performance of any covenant, term or condition contained in any agreement or instrument under which any such obligation is created, and shall not have cured such default specified in clauses (i), (ii), (iii) or (iv) within any period of grace provided by such agreement or instrument if the effect of such default is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, an obligation in excess of $10,000,000 to become due prior to its stated maturity and such default is not waived or cured in accordance with the terms thereof; or

                  (c) Any representation or warranty made by the Company herein or in any certificate or financial statement furnished pursuant to the provisions hereof, or any such certificate or financial statement furnished pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made or furnished; or

                  (d) The Company shall default in the performance or observance of any covenant contained in Section 6 hereof and such default shall not be remedied for a period of five days after notice thereof to the Company from the holder of any Note; or

                  (e) The Company shall default in the performance or observance of any other covenant, agreement, condition, provision or duty hereunder and such default shall not be remedied for a period of 30 days after notice thereof to the Company from the holder of any Note; or

                  (f) The Required Banks shall determine in good faith (which determination shall be conclusive) that the potential liabilities associated with the events set forth in clauses (i) through (vii) below, individually or in the aggregate, could have a material adverse effect on the business operations or financial condition of the
         Company:

                           (i) The PBGC notifies a Plan pursuant to Section 4042
                  of ERISA by service of a complaint, threat of filing a law suit or otherwise of its determination that an event described in Section 4042(a) of ERISA has occurred, a Plan should be terminated or a trustee should be appointed for a Plan; or

                      (ii) Any action is taken to  terminate a Plan  pursuant to its provisions or the plan administrator files with the PBGC a notice of intent to terminate a Plan in accordance with
                  Section 4041 of ERISA; or

                     (iii) Any action is taken by a plan administrator to have a trustee appointed for a Plan pursuant to Section 4042 of ERISA; or

                      (iv) A return is filed with the Internal  Revenue Service, or a Plan is notified by the Secretary of the Treasury that a notice of deficiency under Section 6212 of the Code has been mailed, with respect to the tax imposed under Section 4971(a) of the Code for failure to meet the minimum funding standards established under Section 412 of the Code; or

                     (v) A Reportable Event occurs with respect to a Plan; or

                      (vi) Any  action  is taken  to amend a Plan to  become  an employee benefit plan described in Section 4021(b)(1) of ERISA, causing a Plan termination under Section 4041(e) of ERISA; or

                     (vii) The Company or any Controlled Group Member receives a notice of liability or demand for payment on account of complete withdrawal under Section 4203 of ERISA, partial withdrawal under Section 4205 of ERISA or on account of becoming secondarily liable for withdrawal liability payments under Section 4204 of ERISA (sale of assets); or

                  (g) The Coca-Cola Company and any of its wholly-owned subsidiaries shall fail for a period of ninety days to own at least 20% of the capital stock of the Company, or such lesser percentage as shall result solely from the issuance after the date hereof by the Company for fair consideration of capital stock to any other person;

then, and in any such event, the Banks shall be under no further obligation to make Loans hereunder and the Agent shall, upon written request of the Required Banks, by written or telegraphic notice to the Company, declare all Notes then outstanding hereunder and interest accrued thereon and all other liabilities of the Company hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived.

         If one or more of the following described Events of Default shall occur and be continuing or shall exist and shall not have been remedied, that is to say:

                  (i) A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Company or any Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or any Subsidiary or for any substantial part of its property, or for the winding-up or liquidation of its affairs and such proceeding shall remain undismissed or unstayed and in effect for a period of 60 days or such court shall enter a decree or order granting the relief sought in such proceeding; or

                  (j) The Company or any Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or any Subsidiary or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing;

then, and in any such event, the Banks shall be under no further obligation to make Loans hereunder and all Notes then outstanding hereunder and interest accrued thereon and all other liabilities of the Company hereunder and thereunder shall thereupon become and be due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

         The Agent, any Bank or holder of a Note giving any notice to the Company under this Section 7.01 shall simultaneously send a copy of such notice to the holders of the other Notes. Promptly after the Agent receives actual notice of the existence of an Event of Default, the Agent shall give each Bank notice thereof.

         7.02. Rights of Set-Off. In case an Event of Default shall occur and be continuing or shall exist, the holder of any Note and any holder of a participation in a Note (whether such participation was acquired pursuant to Section 9.01 or Section 9.13 or otherwise) shall have the right, in addition to all other rights and remedies available to it, without notice to the Company, to set-off against and apply to the then unpaid balance of all the Notes and/or participations and all other obligations of the Company hereunder any debt owing to, and any other funds held in any manner for the account of, the Company by such holder, including, without limitation, all funds in all deposit accounts (general or special) now or hereafter maintained by the Company for its own account with such holder. Such right, in case of an Event of Default, shall exist whether or not any such holder or the Agent shall have made any demand under this Agreement or any Note and/or participation and whether or not the Notes and/or participations and such other obligations are matured or unmatured. The Company hereby confirms each such holder's and each Bank's right of banker's lien and set-off and nothing in this Agreement shall be deemed any waiver or prohibition of any such holder's or of any Bank's right of banker's lien or set-off.

         SECTION 8.  THE AGENT

         8.01. Appointment. The Banks hereby appoint NationsBank, N.A. to act as Agent as herein specified for the Banks hereunder. Each of the Banks hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder, as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. NationsBank, N.A. agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement.

         8.02. Delegation of Duties. The Agent may perform any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

         8.03. Nature of Duties; Independent Credit Investigation. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. Each Bank expressly acknowledges (i) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Agent to any Bank; (ii) that it has made and will make its own independent investigation of the financial condition and affairs, and its own appraisal of the credit-worthiness, of the Company in connection with this Agreement; and (iii) that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information, whether coming into its possession before the making of any Loans hereunder or at any time or times thereafter except information expressly required to be given to the Banks hereunder.

         8.04. Actions in Discretion of Agent; Instructions from Required Banks. The Agent agrees, upon the written request of the Required Banks, to take any action of the type specified as being within the Agent's rights, powers or discretion herein. In the absence of a request by the Required Banks, the Agent shall have authority pursuant to Section 8.03 hereof, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on all the Banks and on all holders of Notes. No Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks, or in the absence of such instructions, in the absolute discretion of the Agent (unless this Agreement specifically requires the consent of the Required Banks or all the Banks), subject to the provisions of Section 8.05.

         8.05. Exculpatory Provisions. Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Bank for any action taken or omitted to be taken by it or them hereunder, or in connection herewith, unless caused by its or their own gross negligence or willful misconduct. In performing its functions and duties hereunder on behalf of the Banks, the Agent shall exercise the same care which it would exercise in dealing with loans for its own account, but it shall not (i) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any of the Notes, or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement, or (ii) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Company, or the financial condition of the Company, or the existence or possible existence of any Event of Default or Potential Default. Promptly after the Agent receives actual notice of the existence of a Potential Event of Default or an Event of Default, the Agent shall give each Bank notice thereof.

         8.06. Reimbursement and Indemnification. Each Bank agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Company), ratably in proportion to its Commitment, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or the Notes or any action taken or omitted by the Agent hereunder or thereunder; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent that the same result from (i) the Agent's gross negligence or willful misconduct, (ii) a claim against the Agent or the Banks with respect to which such Bank was not given notice and the opportunity to participate in the defense thereof, at its expense, or (iii) a compromise and settlement agreement entered into without the consent of such Bank.

         8.07. Reliance by Agent. The Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper party or parties, and upon opinions of counsel and other professional advisors selected by the Agent. Subject to Section 8.05, the Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         8.08. NationsBank, N.A. in its Individual Capacity. With respect to its Commitment, the Loans made by it and the Note held by it, NationsBank, N.A. shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the terms "Banks" or "holders of Notes" shall, unless the context hereof otherwise indicates, include NationsBank, N.A. in its individual capacity. NationsBank, N.A. and its affiliates may, without liability to account, make loans to, accept deposits from, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Company and its shareholders, Subsidiaries and affiliates as though it were not acting as Agent hereunder.

         8.09. Holders of Notes. The Agent may deem and treat the payee of any Note as the owner of such Note for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any party who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         8.10. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Company. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent which shall be a commercial bank organized or regulated under the laws of the United States of America or any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance by a successor Agent of its appointment as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement.

         SECTION 9.  MISCELLANEOUS

         9.01. Equalization of Banks. The Banks agree among themselves that, with respect to all amounts received (except under Sections 2.13 and 2.14 hereof) by any Bank for application on any obligation relating to Revolving Loans hereunder or on the Revolving Notes, equitable adjustment will be made in the manner stated in the next succeeding sentence so that, in effect, all such amounts will be shared ratably among the Banks, in proportion to their Commitments, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or cross action or any other non-pro rata source. Any Bank receiving any such amount shall purchase for cash from the other Banks an interest in their Revolving Notes in such principal amount as shall result in a ratable participation by each of the Banks in the aggregate unpaid principal amount of all outstanding Revolving Notes then held by all of the Banks;
provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest equal to the pro rata amount of interest, if any, which is required to be paid by such Bank pursuant to court order.

         9.02. No Implied Waiver; Cumulative Remedies; Writing Required; Attorney's Fees in Certain Circumstances. No delay or failure of the Agent, any Bank or the holder of any Note in exercising any right, power or privilege hereunder shall affect such right, power or privilege except as and to the extent that the assertion of any such right, power or privilege shall be barred by an applicable statute of limitations; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies hereunder of the Agent, the Banks and the holders of the Notes are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Bank or of the holder of any Note of any breach or default under this Agreement, or any such waiver of any provision or condition of this Agreement, must be in writing and shall be effective only to the extent in such writing specifically set forth. In the event of termination adversely to the Company of any action at law or suit in equity in relation to this Agreement or the Notes, the Company, in addition to all other sums which the Company may be required to pay, will pay a reasonable sum for attorney's fees and other costs incurred by the holder or holders of the Notes in connection with such action or suit.

         9.03. Taxes. The Company agrees to pay any and all stamp, document, transfer or recording taxes, and similar impositions payable or hereafter determined to be payable in connection with this Agreement or the Notes or any other documents, instruments or transactions pursuant to or in connection herewith, and agrees to save the Agent and each Bank harmless from and against any and all present or future claims or liabilities with respect to, or resulting from any delay in paying or omission to pay, any such taxes or similar impositions.

         9.04. Modifications, Amendments or Waivers. With the written consent of the Required Banks, the Agent, acting on behalf of all the Banks, and the Company may from time to time enter into agreements amending or changing any provision of this Agreement or the rights of the Banks or the Company hereunder, or the Agent with the written consent of the Required Banks may grant waivers or consents to a departure from the due performance of the obligations of the Company hereunder, any such agreement, waiver or consent made with such written consent being effective to bind all the Banks; provided, that no such agreement, waiver or consent may be made which will:

                           (i) Reduce or increase  the amount or alter the terms
                  of the Commitment of any Bank hereunder, or alter the provisions relating to the facility fee payable to any Bank hereunder, or amend Section 2.13 or Section 2.14 hereof, without the written consent of all the Banks; or

                      (ii) Extend the time for payment of  principal or interest on any Note, or reduce the principal amount of or the rate of interest borne by any Note, or otherwise affect the terms of payment of the principal of or interest on any Note, without the written consent of the holder of such Note;

                     (iii) Change the  percentages  specified in the  definition herein of  "Required  Banks",  or amend  Section  9.01 or this
                  Section 9.04, without the written consent of all the Banks; or

                      (iv) Change any of the provisions of Section 8 hereof, without the written consent of all the Banks.

         9.05. Notices. All notices by the Company to the Agent under Sections 2.06, 2.07(b), 2.09(f), 2.10 and 2.13 hereof and by the Agent to the Company under Section 7.01 hereof shall be sent by telex or by telephone confirmed by telex or letter, and shall be effective when telephoned or, in the case of telex, when received. All notices by the Agent under Section 2.02(h) hereof shall be sent by telex, telecopy or by telephone confirmed by telex, telecopy or telephone, when received; and all other notices by the Company, the Agent or any Bank under Section 2.02 hereof shall be sent by telex or telecopy, and shall be effective when received. All notices by any person to a Bank (except as otherwise provided in the preceding two sentences) under any of said Sections shall be in writing, including telegram or telex, with all charges or postage prepaid, and shall be effective when received by such Bank. All other notices, requests, demands, directions and other communications (collectively "notices") given to or made upon any party hereto under the provisions of this Agreement shall be in writing unless otherwise expressly permitted hereunder and shall be delivered or sent by first-class or first-class express mail, or by telex or telecopier with confirmation in writing mailed first class, in all cases with postage or charges prepaid, addressed, if to a Bank, at its (first) address set forth with its signature hereto, if to the Agent, at its Office, and, if to the Company, at 1900 Rexford Road, Charlotte, North Carolina 28211, Attention: Vice President and Treasurer, or in accordance with any unrevoked written direction from any party to the other parties hereto. Except as otherwise expressly provided herein, any properly given notice hereunder shall be effective when received in the case of any notice delivered directly to the addressee or sent by first-class mail, telex or telecopier. Any Bank or holder of a Note giving any notice to the Company shall simultaneously send a copy thereof to the Agent, and the Agent shall promptly notify the other Banks of the receipt by it of any notice.

         9.06. Reimbursement for Certain Expenses. The Company agrees to pay or cause to be paid and to save the Agent and each Bank harmless against liability for the payment of all reasonable out-of-pocket expenses, including counsel fees
(i) incurred by the Agent in connection with the preparation, execution and performance of this Agreement and related transactions, (ii) incurred by the Agent in connection with any requested amendments, waivers or consents related to the provisions hereof and (iii) incurred by the Agent or any Bank in connection with the enforcement of this Agreement. The obligations of the Company under this Section 9.06 shall survive the payment of the Notes.

         9.07. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         9.08. Consent to Jurisdiction; Waiver of Jury Trial. All judicial proceedings brought against the Company in connection with this Agreement may be brought in any state or federal court of competent jurisdiction in the State of North Carolina, and by execution and delivery of this Agreement, the Company accepts, for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available. The Company irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its notice address specified in Section 9.05, such service to become effective ten (10) days after such mailing or at such earlier time provided by law. The company irrevocably waives (a) trial by jury in any action or proceeding in connection with this Agreement, and (b) any objection (including without limitation, any objection of the laying of venue or based on the grounds of forum non conveniens) which it may now or hereafter have to the bringing of any such action or proceeding in connection with this Agreement in any jurisdiction set forth above. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Agent or any Bank to bring proceedings against the Company in the courts of any other jurisdiction.

         9.09. Governing Law. This Agreement and the Notes issued hereunder shall be deemed to be contracts under the laws of the State of North Carolina and for all purposes shall be governed by and construed in accordance with the laws of said State.

         9.10.  Prior  Understandings.   This  Agreement  supersedes  all  prior
understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein.

         9.11. Survival. All representations, warranties, covenants and agreements of the Company contained herein or made in writing in connection herewith shall survive the making of Loans hereunder and shall continue in full force and effect so long as any of the Notes is outstanding and until payment in full of all of the Company's obligations hereunder.

         9.12. Binding Effect. This Agreement shall become effective upon the Effective Date and shall be binding upon and inure to the benefit of each party hereto and its successors and assigns, except that the Company may not assign its rights hereunder or any interest herein without the prior written consent of the Banks.

         9.13.  Assignments and Participations.

         (a) At any time after the Effective Date each Bank may, with the prior consent of the Agent and the Company, which consent shall not be unreasonably withheld, assign to one or more banks or financial institutions all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Notes payable to its order); provided, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Bank's rights and obligations (including Loans) under this Agreement,
(ii) for each assignment involving the issuance and transfer of Notes, the assigning Bank shall execute an Assignment and Acceptance and the Company hereby consents to execute replacement Notes to give effect to the assignment, (iii) the minimum Commitment which shall be assigned is $5,000,000 and (iv) such assignee shall have an office located in the United States. Upon such execution, delivery, approval and acceptance, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder or under such Notes have been assigned or negotiated to it pursuant to such Assignment and Acceptance have the rights and obligations of a Bank hereunder and a holder of such Notes and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder or under such Notes have been assigned or negotiated by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement. No assignee shall have the right to further assign its rights and obligations pursuant to this Section
9.01. Any Bank who makes an assignment shall pay to the Agent a one-time administrative fee of $2,500.00.

         (b) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) the assignment made under such Assignment and Acceptance is made under such Assignment and Acceptance without recourse; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank and a holder of such Notes.

         (c) The Agent shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it.

         (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank, the Agent shall give prompt notice thereof to the Company.

         (e) Each Bank may sell participations to one or more banks or other entities as to all or a portion of its rights and obligations under this Agreement; provided, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any Notes issued to it for the purpose of this Agreement,
(iv) such participations shall be in a minimum amount of $1,000,000, and (v) the Company, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and with regard to any and all payments to be made under this Agreement; provided, that the participation agreement between a Bank and its participants may provide that such Bank will obtain the approval of such participant prior to such Bank's agreeing to any amendment or waiver of any provisions of this Agreement which would (A) extend the maturity of the Revolving Note, (B) reduce the interest rate hereunder, or (C) increase the Commitment of the Bank granting the participation, and (vi) the sale of any such participations which require the Company to file a registration statement with the United States Securities and Exchange Commission or under the securities regulations or laws of any state shall not be permitted.

         (f) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System. In addition, any Bank may assign to an affiliate of such Bank all of any portion of its commitment without the consent of the Company or the Bank.

         9.14. Headings; Table of Contents. The Section and other headings contained in this Agreement and the Table of Contents which precedes this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect.

         9.15. Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

WITNESS:                        COCA-COLA BOTTLING CO. CONSOLIDATED

------------------------
                                By:____________________________
________________________        Name:  Brenda B. Jackson
                                Title: Treasurer

Original Commitment             NATIONSBANK, N.A., in its
Amount:  $36,000,000             individual capacity and as
                                 Administrative and Syndication
                                 Agent


                                By:____________________________
                                Name:  Thomas F. O'Neill
                                Title: Senior Vice President

                                Address:  NationsBank Plaza
                                          Charlotte, NC 28255
                                Attention:  Corporate Banking
                                            Department

                                With copy to:

                                600 Peachtree Street, N.E.
                                21st Floor
                                Atlanta, Georgia 30308-2213
                                Attention: Thomas F. O'Neill

Original Commitment              CITIBANK, N.A.
Amount:  $34,000,000

                                 By:_______________________________
                                 Title:____________________________
                                 Address:  399 Park Avenue
                                           New York, NY  10043
                                           Attention: Barbara Cohen
                                                      Vice President

                                  With copy to:

                                  400 Perimeter Center Terrace
                                  Suite 600
                                  Atlanta, GA 30346
                                  Attention: Kirk P. Lakeman

Original Commitment            BANK OF AMERICA NATIONAL TRUST
Amount:  $30,000,000           AND SAVINGS ASSOCIATION, in its
                               individual capacity and as
                               Documentation Agent


                               By:_______________________________
                               Title:____________________________
                               Address: 1850 Gateway Boulevard
                                        Concord, CA  94520
                                        Attention: Susan Hardeman

                               With copy to:

                               230 Peachtree Street, N.W.
                               Suite 1700
                               Atlanta, GA 30303
                               Attention:  William O. Tucker

Original Commitment           SUNTRUST BANK, ATLANTA
Amount:  $20,000,000


                              By:_______________________________
                              Title:____________________________


                              By:_______________________________
                              Title:____________________________


                              Address:  25 Park Place
                                        Mail Code 118
                                        Atlanta, GA 30303
                                        Attention:  Frank Callison

Original Commitment               SOCIETE GENERALE
Amount:  $10,000,000


                                  By:_______________________________
                                  Title:____________________________
                                  Address:          4800 Trammell Crow Center
                                                    2001 Ross Avenue
                                                    Dallas, Texas 75201
                                                    Attention:  Ralph Saheb

                                  With a copy to:

                                   Societe Generale
                                   303 Peachtree N.W.
                                   Atlanta, Georgia 30308
                                   Attention:  Jerome Jacques

Original Commitment                WACHOVIA BANK OF NORTH CAROLINA,
Amount:  $10,000,000                 N.A.


                                   By:_______________________________
                                   Title:____________________________
                                   Address:  400 South Tryon Street
                                                     Charlotte, NC  28285

Original Commitment                LTCB TRUST COMPANY
Amount:  $10,000,000


                                   By:_______________________________
                                   Title:____________________________
                                   Address:

Original Commitment                SIGNET BANK/VIRGINIA
Amount:  $10,000,000


                                   By:_______________________________
                                   Title:____________________________
                                   Address:  P.O. Box 25970
                                                     Richmond, VA  23260

Original Combined                  KREDIETBANK, N.V.
Commitment Amount:
$10,000,000

                                   By:_______________________________
                                   Title:____________________________
                                   Address: 1349 W. Peachtree Street
                                            Suite 1750
                                            Atlanta, Georgia 30309
                                            (404) 876-2556
                                            (404) 876-3212

                                    EXHIBIT A

                        APPLICABLE COMMITMENT PERCENTAGES

Bank                                                  Committed Percentage

NationsBank, N.A.                                              21.2%

Citibank, N.A.                                                 20.0%

Bank of American National Trust
 and Savings Association                                       17.6%

SunTrust Bank, Atlanta                                         11.7%

Societe Generale                                                5.9%

Wachovia Bank of North Carolina, N.A.                           5.9%

LTCB Trust Company                                              5.9%

Signet Bank/Virginia                                            5.9%

Kredietbank, N.A.                                               5.9%

                                            TOTAL:            100.0%

                                     EXHIBIT B

                         FORM OF ASSIGNMENT AND ACCEPTANCE

                             DATED ______________, 19__

              Reference is made to the Amended and Restated Credit Agreement dated as of December 21, 1995 (the "Agreement") among Coca-Cola Bottling Co. Consolidated, a Delaware corporation
         ("Company"), the Banks (as defined in the Agreement) and NationsBank, N.A., as Agent for the Banks ("Agent"). Unless otherwise defined herein, terms defined in the Agreement are used herein with the same meanings.

              _______________________ (the "Assignor") and _______________
         (the "Assignee") agree as follows:

              1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, WITHOUT RECOURSE, a ___%1 interest in and to all of the Assignor's rights and obligations under the Agreement as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Assignor's Loan owing to the Assignor on the Effective Date, and the Notes held by the Assignor.

              2. The Assignor (i) represents and warrants that, as of the date hereof, the aggregate outstanding principal amount of the Revolving Loan owing to it (without giving effect to assignments thereof which have not yet become effective) is $______; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim;
         (iii)  makes  no  representation  or  warranty  and  assumes   no
         responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the Revolving Note or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or the Revolving Note or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by Borrower of any of its obligations under the Agreement or the Revolving Note or any other instrument or document furnished pursuant thereto and (v) attaches the Notes referred to in paragraph 1 above and requests that the Agent exchange such Note for new Notes as follows: A Revolving Note, dated ______, 19__ in the principal amount of $_______, payable to the order of the Assignor, and a Revolving Note, dated ______, 19__, in principal amount of $_________ payable to the order of the Assignee; and a Competitive Bid Note dated _______, 19__ in the principal amount of $________, payable to the order of the Assignor, and a Competitive Bid Note, dated ________, 19__, in the principal amount of $________ payable to the order of the Assignee.

              3.   The Assignee (i)  confirms that it has received  a copy
         of the Agreement, together with copies of the financial statements referred to in Section 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this
         Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor, or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) appoints and authorizes the Agent to take such actions on its behalf and to exercise such powers thereof, together with such powers as are reasonably incidental thereto;
         (iv) agrees that it will perform in accordance with its terms all of the obligations which by the terms of the Agreement are required to be performed by the Bank; and (v) specifies as its address for notices the office set forth beneath its name of the signature pages hereof.

              4. The effective date for this Assignment and Acceptance shall be ________________ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The Assignor shall retain all the rights accrued to it prior to the Effective Date.

              5. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

              6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the
         Agreement and Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement and the Notes for periods prior to the Effective Date directly between themselves.

              7. This Assignment and Acceptance shall be governed by and construed in accordance with, the laws of the State of North Carolina.

                                  [NAME OF ASSIGNOR]

                                  By: _________________________
                                      Name:
                                      Title:

                                  Notice Address:


                                  After the Effective Date
                                  Outstanding Revolving Loans: $_______

                                  [NAME OF ASSIGNEE]

                                  By: _________________________
                                      Name:
                                      Title:

                                  Notice Address:


                                  After the Effective Date
                                  Outstanding Revolving Loans: $_______

                        Accepted this ___ day of _____, 19__

                        NATIONSBANK, N.A.

                        By: __________________________________
                            Name:
                            Title:

         We consent to the within

         Assignment this ___ day of
         __________, 199_.

         COCA-COLA BOTTLING CO. CONSOLIDATED

         By: _______________________________
         Title: ____________________________

                                     EXHIBIT C

                      [Form of Note for Competitive Bid Loans]

                        COCA-COLA BOTTLING CO. CONSOLIDATED

                                  Promissory Note

         $170,000,000                                    December 21, 1995

              FOR VALUE RECEIVED, the undersigned COCA-COLA BOTTLING CO. CONSOLIDATED, a Delaware corporation (the "Company"), hereby promises to pay to the order of _______________ (the "Bank") on the Competitive Bid Maturity Date of each Competitive Bid Loan made by the Bank to the Company pursuant to the Agreement described below, the lesser of (i) the principal sum of One Hundred Seventy Million Dollars ($170,000,000) or (ii) the unpaid principal amount of all such Competitive Bid Loans made by the Bank maturing on such Competitive Bid Maturity Date. The Company further promises to pay to the order of the Bank interest on the unpaid principal amount of each such Competitive Bid Loan form time to time outstanding at the rate or rates per annum determined pursuant to Section 2.02 of, or as otherwise provided in, the Agreement, payable on the dates set forth in Sections 2.02(i) and 2.12 of, or as otherwise provided in, the Agreement.

              This Competitive Bid Note is one of the "Competitive Bid Notes" referred to in, and is entitled to the benefits provided by, the Amended and Restated Credit Agreement dated as of
         December 21, 1995 among the Company, the banks named on the signature pages thereto and NationsBank, N.A., as Agent, (as the same may from time to time be further amended and modified, the "Agreement"). Said Agreement, among other things, contains provisions for acceleration of the maturity of Competitive Bid Loans evidenced hereby upon the happening of certain stated events, upon the terms and conditions therein specified. Terms defined in the agreement shall have the same meanings herein.


              Subject to the provisions of the Agreement, payments of both principal and interest shall be made at the office of NationsBank, N.A., located at Independence Center, Charlotte, North Carolina 28255, in lawful money of the United States of America in immediately available funds.

              The Company waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Competitive Bid Note and the Agreement, and an action for amounts due hereunder or thereunder shall immediately accrue.

              This Competitive Bid Note shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina.

                                  COCA-COLA BOTTLING CO. CONSOLIDATED


                                  By:________________________________

                                  Title:_____________________________

                                     EXHIBIT D

                         [Form of Note for Revolving Loans]

                        COCA-COLA BOTTLING CO. CONSOLIDATED

                                  Promissory Note


         $_________________________              December 21, 1995


              FOR VALUE RECEIVED, the undersigned COCA-COLA BOTTLING CO. CONSOLIDATED, a Delaware corporation (the "Company"), hereby promises to pay to the order of _____________ (the "Bank") on the Revolving Loan Maturity Date of each Revolving Loan made by the Bank to the Company pursuant to the Agreement described below, the lesser of (i) the principal sum of _________ Dollars
         ($_______) or (ii) the unpaid principal amount of all such Revolving Loans made by the Bank maturing on such Maturity Date. The Company further promises to pay to the order of the Bank interest on the unpaid principal amount hereof from time to time outstanding at the rate or rates per annum determined pursuant to
         Section 2.09(a) of, or as otherwise provided in the Agreement, payable on the dates set forth in Section 2.11 of, or as otherwise provided in, the Agreement.

              This Revolving Note is one of the "Revolving Notes" referred to in, and is entitled to the benefits provided by, the Amended and Restated Credit Agreement dated as of December 21, 1995 among the Company, the banks named on the signature pages thereto and NationsBank, N.A., as Agent (as the same may from time to time be further amended or modified, the "Agreement"). Said Agreement, among other things, contains provisions for prepayments on account of the principal of Loans evidenced hereby prior to the maturity thereof and also for acceleration of the maturity of such Loans upon the happening of certain stated events, upon the terms and conditions therein specified. Terms defined in the Agreement shall have the same meanings herein. Borrower agrees to pay Default Interest when and as provided in Section 2.09(d) of the Agreement.

              Subject to the provisions of the Agreement, payments of both principal and interest shall be made at the office of NationsBank, N.A. located at Independence Center, Charlotte, North Carolina 28255, in lawful money of the United States of America in immediately available funds.

              The Company waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Agreement, and an action for amounts due hereunder or thereunder shall immediately accrue.

              This Note shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina.


                                  COCA-COLA BOTTLING CO. CONSOLIDATED


                                  By:________________________________

                                  Title:_____________________________

                                     EXHIBIT E

                      [Form of Competitive Bid Quote Request]

                                                          __________, 19__
         To:     NationsBank, N.A.
                 Independence Center, 15th Floor
                 Charlotte, North Carolina 28255
                 Attention: Agency Services

         From:   Coca-Cola Bottling Co. Consolidated

         Re:     Competitive Bid Quote Request


              Pursuant to Section 2.02(b) of the Amended and Restated Credit Agreement dated as of December 21, 1995 among Coca-Cola Bottling Co. Consolidated, the banks named on the signature pages thereto and NationsBank, N.A., as Agent, (as the same may from time to time be further amended or modified, the "Agreement"), we hereby give notice that we request Quotes for the following proposed Competitive Bid Borrowing(s):

         Borrowing      Principal                Interest
           Date          Amount  1     Type2       Period 3




              Terms used herein have the meanings assigned to them in the Agreement.

                                  COCA-COLA BOTTLING CO. CONSOLIDATED


                                  By:________________________________
                                       Title:

                                     EXHIBIT F

                          [Form of Competitive Bid Quote]


         NationsBank, N.A., as Agent
         Independence Center, 15th Floor
         Charlotte, North Carolina  28255
         Attention:  Agency Services

         Re: Competitive Bid Quote to Coca-Cola Bottling Co. Consolidated (the "Company")

              This  Competitive  Bid Quote  is  given  in accordance  with
         Section 2.02(d) of the Amended and Restated Credit Agreement dated as of December 21, 1995, among Coca-Cola Bottling Co. Consolidated, the banks named on the signature pages thereto and NationsBank, N.A., as Agent (as the same may from time to time be further amended or modified, the "Agreement"). Terms defined in the agreement are used herein as defined therein.

              In response to the Company's invitation dated ________, 19__, we hereby make the following Competitive Bid Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

         Borrowing      Principal           Interest
           Date   1      Amount 2  Type3      Period 4  Rate5

              We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the agreement, irrevocably obligate(s) us to make the Competitive Bid Loan(s) for which any offer(s) [is] [are] accepted, in whole or in part (subject to Section 2.02(g) of the Agreement).

                                  Very truly yours,

                                  [Name of Bank]


         Dated:                   By:________________________
                                     Authorized Officer

                                     EXHIBIT G

                         Opinion of Counsel to the Company


                                   See attached.

                                     EXHIBIT H

                                 Margin Certificate

                                     SCHEDULE 1

                            Certain Material Litigation

                                     SCHEDULE 2

                                    Subsidiaries

                                     SCHEDULE 3

                                Material Agreements

                                     SCHEDULE 4

                  Material Indebtedness and Contingent Liabilities

                                     SCHEDULE 5

                                   Material Liens

                                     SCHEDULE 6

                           Existing Subsidiary Guarantees